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                                                                     Exhibit 4.3








                 PULTE HOME CORPORATION INVESTMENT SAVINGS PLUS

             As Amended and Restated Effective as of January 1, 1997













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                                TABLE OF CONTENTS

                                                                                                               Page
PREAMBLE .......................................................................................................  1

ARTICLE I
DEFINITIONS; INTERPRETATION.....................................................................................  2
         1.1      Definitions...................................................................................  2
         1.2      Compliance with the Act and the Code.......................................................... 20
         1.3      Governing Law and Rules of Construction....................................................... 20
         1.4      Power to Interpret............................................................................ 21
         1.5      Profit Sharing Plan........................................................................... 21

ARTICLE II
PARTICIPATION................................................................................................... 22
         2.1      Eligibility For Participation................................................................. 22
                  (a)      General Rule......................................................................... 22
                  (b)      No Application Required.............................................................. 22
         2.2      Participation Agreements...................................................................... 22
                  (a)      Description.......................................................................... 22
                  (b)      Limits on Compensation Reduction Elections........................................... 23
         2.3      Duration of Participation; Participation After Termination of
                  Employment.................................................................................... 23
                  (a)      General Rule......................................................................... 23
                  (b)      Transfer to Noncovered Status........................................................ 24
                  (c)      Participation After Termination of Employment........................................ 24
                  (d)      Treatment of Account................................................................. 24
                  (e)      Effect of Military Service........................................................... 24

ARTICLE III
CONTRIBUTIONS................................................................................................... 25
         3.1  Time and Amount of Company Contributions.......................................................... 25
                  (a)      Types and Amounts of Company Contributions........................................... 25
                           (i)      Top Heavy Contributions..................................................... 25
                           (ii)     Company Contributions....................................................... 25
                           (iii)    Elective Deferrals.......................................................... 25
                           (iv)     Regular Matching Contributions.............................................. 26
                           (v)      Discretionary Matching Contributions........................................ 27
                  (b)      Time for Contributing Elective Deferrals............................................. 27
                  (c)      Time for Making Company Contributions (Other Than Elective
                           Deferrals)........................................................................... 27
                  (d)      Form of Contributions................................................................ 27
                  (e)      No Employee Contributions............................................................ 28
         3.2      Contributions Conditioned Upon Deductibility.................................................. 28




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

                  (a)      Treatment of Nondeductible Contributions............................................. 28
                  (b)      Mistake of Fact...................................................................... 28
         3.3      Contributions to One or More Qualified Pension or Annuity Plans............................... 29

ARTICLE IV
ALLOCATIONS AND ACCOUNTS........................................................................................ 30
         4.1      Participants' Shares of Contributions......................................................... 30
                  (a)      Allocation of Elective Deferrals..................................................... 30
                  (b)      Allocation of Regular Matching Contributions......................................... 30
                  (d)      Allocation of Company Contributions.................................................. 31
                           (i)      Top Heavy Contributions..................................................... 31
                           (ii)     Company Contributions....................................................... 31
                  (d)      Compensation Considered.............................................................. 32
         4.2      Limitations on Allocation..................................................................... 32
                  (a)      Limitations on Allocation of Elective Deferrals...................................... 32
                           (i)      Limit for Highly Compensated Employees...................................... 32
                           (ii)     Average Deferral Percentage................................................. 32
                           (iii)    Aggregation of Deferrals.................................................... 33
                           (iv)     Treatment of Excess Elective Deferrals...................................... 34
                                    (A)     Determination of Excess............................................. 34
                                    (B)     Determination of Income............................................. 36
                  (b)      Limitations on Allocations of Matching Contributions................................. 36
                           (i)      Limit for Highly Compensated Employees...................................... 36
                           (ii)     Average Contribution Percentage............................................. 37
                           (iii)    Aggregation of Contribution................................................. 38
                           (iv)     Treatment of Excess Contributions........................................... 38
                  (c)      Order of Applying Limits............................................................. 41
         4.3      Limitations on Annual Contributions and Additions............................................. 41
                  (a)      Maximum Annual Addition.............................................................. 41
                  (b)      Treatment of Excess.................................................................. 41
                  (c)      Coordination with Other Defined Contribution Plans................................... 42
                  (d)      Coordination with Defined Benefit Plans.............................................. 43
                  (e)      Compliance with Applicable Law....................................................... 43
         4.4      Periodic Adjustments to Accounts.............................................................. 43
                  (a)      Distributions and Expenses........................................................... 43
                  (b)      Gains and Losses..................................................................... 43
         4.5      Expenses and Remuneration..................................................................... 44
                  (a)      Remuneration......................................................................... 44
                  (b)      Expenses............................................................................. 44
         4.6      Distributable Accounts........................................................................ 45
                  (a)      Adjustments to Distributable Account................................................. 45
                  (b)      Investment........................................................................... 45
         4.7      Separate Accounting........................................................................... 46



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

ARTICLE V
BENEFITS AND DISTRIBUTIONS...................................................................................... 47
         5.1      Vesting....................................................................................... 47
         5.2      Distributions Upon Termination of Employment or Death......................................... 47
                  (a)      Termination of Employment............................................................ 47
                  (b)      Death................................................................................ 47
         5.3      Other Distributions and Payments.............................................................. 47
                  (a)      Attainment of Age 59-1/2............................................................. 47
                  (b)      Hardship............................................................................. 48
                           (i)      Amount...................................................................... 48
                           (ii)     Alternate Fund Sources Exhausted............................................ 48
                           (iii)    Financial Hardship.......................................................... 48
                           (iv)     Limitation on Future Deferrals.............................................. 49
                  (c)      Occurrence of Certain Events......................................................... 50
         5.4      Loans to Participants......................................................................... 50
                  (a)      General Rules........................................................................ 50
                  (b)      Requirements......................................................................... 51
                           (i)      Maximum Amount.............................................................. 51
                           (ii)     Number of Loans............................................................. 51
                           (iii)    Minimum Loan Amount......................................................... 52
                           (iv)     Term........................................................................ 52
                           (v)      Interest; Security.......................................................... 52
                           (vi)     Amortization................................................................ 53
                           (vii)    Repayment................................................................... 53
                           (viii)   Loan Processing Fee......................................................... 53
                           (ix)     Loan Statement.............................................................. 53
                           (x)      Effect on Investment Funds.................................................. 53
                           (xi)     Allocation of Interest...................................................... 54
                           (xii)    Effect on Distributions..................................................... 54
         5.5      Payment of Benefits........................................................................... 54
                  (a)      Application.......................................................................... 54
                  (b)      Payment of Benefits Other Than Death Benefits........................................ 56
                  (c)      Payment of Death Benefits............................................................ 56
                           (i)      Form for Payment............................................................ 56
                           (ii)     Time for Payment............................................................ 56
                           (iii)    Designation of Beneficiary.................................................. 56
                  (d)      Spouse Consent....................................................................... 58
                  (e)      Required Distributions............................................................... 59
                           (i)      Rule for Participants Who Reach Age Seventy and One-
                                    Half (70-1/2) Before January 1, 1999........................................ 59
                           (ii)     Rule for Participants Who Reach Age Seventy and One-
                                    Half (70-1/2) After December 31, 1998....................................... 59
                           (iii)    Form of Payment............................................................. 60



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

                           (iv)     Duration of Benefits and Life Expectancy Determinations..................... 60
                  (f)      Permanent Elections.................................................................. 61
                  (g)      Unclaimed Benefits................................................................... 61
                  (h)      Small Benefits....................................................................... 62
                  (i)      Deadline for Benefits................................................................ 62
                  (j)      Direct Rollovers..................................................................... 63
         5.6      Benefit Recipients............................................................................ 63
                  (a)      Distributions to Participants........................................................ 63
                  (b)      Distributions to Minors and Incompetent Individuals.................................. 64
         5.7      Payment Medium................................................................................ 64
         5.8      Distribution of Excess Deferrals.............................................................. 64
                  (a)      Notification to Committee............................................................ 64
                  (b)      Timing of Distribution............................................................... 65
         5.9      Payments Pursuant to a Qualified Domestic Relations Order..................................... 65

ARTICLE VI
TOP HEAVY REQUIREMENTS.......................................................................................... 66
         6.1      Applicability................................................................................. 66
         6.2      Determination of Top Heavy Status............................................................. 66
                  (a)      General Rule......................................................................... 66
                  (b)      Required Aggregation................................................................. 66
                  (c)      Optional Aggregation................................................................. 66
                  (d)      Aggregation Rule..................................................................... 67
                  (e)      Special Computation Rules............................................................ 67
         6.3      Top Heavy Restrictions........................................................................ 69
                  (a)      Minimum Required Allocation For Non-Key Employees.................................... 69
                           (i)      General..................................................................... 69
                           (ii)     Adjustment for Small Contributions.......................................... 70
                           (iii)    Alternative Method for Satisfying the Minimum Allocation
                                    Requirement................................................................. 70
                  (b)      Adjustments to Limitations on Annual Additions and Benefits.......................... 71

ARTICLE VII
TERMINATION OF EMPLOYMENT....................................................................................... 72
         7.1      Dissolution................................................................................... 72
         7.2      Termination in Other Circumstances............................................................ 72
         7.3      Temporary Absence and Military Service........................................................ 72
                  (a)      Leaves, Illness, Layoffs............................................................. 72
                  (b)      Armed Forces......................................................................... 73
                  (c)      Inactive Status...................................................................... 73
                  (d)      Short Absences....................................................................... 73
                  (e)      Corrective Actions................................................................... 73
                  (f)      Mutual Agreement..................................................................... 74



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

         7.4      No Longer Covered Employee.................................................................... 74

ARTICLE VIII
COMMITTEE AND COMPANY........................................................................................... 75
         8.1      Composition of Committee...................................................................... 75
                  (a)      Appointment of Members............................................................... 75
                  (b)      Plan Administrator................................................................... 75
         8.2      Removal and Resignation....................................................................... 75
         8.3      Actions....................................................................................... 75
         8.4      Officers...................................................................................... 75
         8.5      Duties of Employer............................................................................ 76
                  (a)      Provide Notification................................................................. 76
                  (b)      Maintain Records..................................................................... 76
                  (c)      Furnish Information.................................................................. 76
                  (d)      Furnish Lists and Data............................................................... 76
                  (e)      Make Available Materials............................................................. 77
         8.6      Duties of Committee........................................................................... 77
                  (a)      Maintain Data........................................................................ 77
                  (b)      Make Records Available............................................................... 77
                  (c)      Provide Forms........................................................................ 77
                  (d)      Accept/Reject Forms.................................................................. 77
                  (e)      Furnish Allocation Information....................................................... 77
                  (f)      Furnish Participant Information...................................................... 78
                  (g)      Establish and Administer Investment Funds............................................ 78
         8.7      Duties of the Plan Administrator.............................................................. 78
                  (a)      Establish Procedures for Benefit Claims.............................................. 78
                  (b)      Establish Rules for Participation Agreements......................................... 78
                  (c)      Establish Procedures for Domestic Relations Orders................................... 78
         8.8      Claims Procedure.............................................................................. 79
                  (a)      Written Notice....................................................................... 79
                  (b)      Appeals.............................................................................. 79
         8.9      Powers........................................................................................ 80
         8.10     Discretion; Nondiscrimination................................................................. 81
         8.11     No Separate Committee......................................................................... 81
         8.12     Fiduciaries and Named Fiduciaries............................................................. 81
                  (a)      Identity............................................................................. 81
                  (b)      Responsibility....................................................................... 82
                  (c)      Prior Actions........................................................................ 82
                  (d)      Allocation of Responsibility......................................................... 82
                  (e)      Multiple Capacities.................................................................. 83
                  (f)      No Relief for Fraud.................................................................. 83




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

ARTICLE IX
THE TRUSTEE AND TRUST AGREEMENT; INVESTMENTS.................................................................... 84
         9.1      The Trustee................................................................................... 84
         9.2      Form and Terms of the Trust Agreement......................................................... 84
         9.3      Fiduciary of Trust Fund....................................................................... 84
         9.4      Transfer of Investment Authority.............................................................. 85
         9.5      Bonding....................................................................................... 85
         9.6      Investment in Employer Securities; Voting..................................................... 85
         9.7      Funding Policy................................................................................ 86
         9.8      Investment Funds.............................................................................. 86
                  (a)      Participants' Interests in Investment Funds.......................................... 86
                  (b)      Addition or Deletion of Funds........................................................ 87
                  (c)      Participant Elections................................................................ 87
                  (d)      Implementation....................................................................... 87

ARTICLE X
TERMINATION AND AMENDMENT....................................................................................... 88
         10.1     Termination of Plan........................................................................... 88
         10.2     Liquidation of Trust.......................................................................... 89
         10.3     Termination of Trust.......................................................................... 89
         10.4     Amendment..................................................................................... 89

ARTICLE XI
MISCELLANEOUS................................................................................................... 92
         11.1     No Reversions................................................................................. 92
         11.2     Nonforfeitability............................................................................. 92
         11.3     Merger, Consolidation, Etc.................................................................... 92
         11.4     Spendthrift Provision......................................................................... 92
                  (a)      No Assignment Permitted.............................................................. 92
                  (b)      Qualified Domestic Relations Orders.................................................. 93
         11.5     Execution of Instruments...................................................................... 93
         11.6     Company Actions............................................................................... 94
         11.7     Successors, Etc............................................................................... 94
         11.8     Miscellaneous Protective Provisions........................................................... 94
         11.9     Common Control and Successorship Situations................................................... 95
         11.10    Indemnification by Company.................................................................... 96
         11.11    Employment Rights Not Enlarged................................................................ 96
         11.12    Correction of Errors and Recoupment........................................................... 96
         11.13    Effect of Participant's Acceptance of Payments................................................ 97
         11.14    Notification of Address....................................................................... 97
         11.15    Source of Benefit Payments.................................................................... 97




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

ARTICLE XII
TRANSFERRED ASSETS.............................................................................................. 98
         12.1     Right to Transfer............................................................................. 98
         12.2     Accounting for Transferred Assets............................................................. 98
         12.3     Nonforfeitability of Transferred Assets....................................................... 98
         12.4     Distribution of Transferred Assets............................................................ 98

ARTICLE XIII
EXECUTION....................................................................................................... 99





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                                    PREAMBLE

         Pulte Home Corporation adopted and maintains the Pulte Home Corporation Investment Savings Plus, originally effective as of April 1, 1984, as thereafter amended and restated effective as of January 1, 1989, and as thereafter amended from time to time (the "Plan"). The Champion Savings Association Profits Sharing Plan, the Gulf Coast Investment Corporation Profit Sharing and Investment Plan, and the National Title Company Profit Sharing and Investment Plan sponsored by Heights of Texas, FSB, an affiliate of Pulte Home Corporation, were merged with the Plan approximately March 6, 1989.

         The provisions of this restated Plan are effective January 1, 1997, unless otherwise provided elsewhere in this document. Employees who terminated their employment before the effective date of this amendment and restatement shall, unless otherwise specified in this document, be subject to the terms of the Plan as in effect on the date of their termination of employment.

                                    ARTICLE I
                           DEFINITIONS; INTERPRETATION

1.1 Definitions. The following words and phrases, wherever capitalized, shall have the following respective meanings, unless the context otherwise requires:

      (a) "ACCOUNT" means one (1) or more accounts maintained to record the interest of a Participant in the Plan, including the aggregate of the Participant's Company Contribution Account, Elective Deferral Account, Matching Contribution Account, and Transferred Assets Account, if any, and any earnings thereon.

      (b) "ACT" means those provisions of the Employee Retirement Income Security Act of 1974, as amended, not included within the Code, and any successor laws.

      (c) "ADMINISTRATIVE PARTIES" means and includes the Employer, the Trustee, and the Committee.

      (d)  "ANNIVERSARY DATE" means the last day of December of each year.

      (e) "ANNUAL ADDITION" means, with respect to any Participant (for any Limitation Year), the sum of:

           (i) That part of any Company Contributions, Elective Deferrals or Matching Contributions allocated to the Participant's Account with respect to that Limitation Year.

           (ii) The forfeitures, if any, allocated to the Participant's Account with respect to that Limitation Year.




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                  (iii)    Amounts allocated after March 31, 1984, on behalf of
                           the Participant during the Limitation Year to an individual medical account, within the meaning of
                           Section 415(l)(2) of the Code, which is part of a pension or annuity plan of the Employer Group.

                  (iv) If the Participant is or ever has been a Key Employee, amounts allocated after December 31, 1985, to any separate account (within the meaning of Section 419A(d)(3) of the Code) in a welfare benefit fund (within the meaning of Section 419(e) of the Code) during the Limitation Year for provision of post-retirement medical benefits for the Participant.

         (f) "ANNUITY STARTING DATE" means the first day of the first period for which an amount is payable as an annuity, or, in the case of a benefit not payable in the form of an annuity, the first day on which all events have occurred which entitle the Participant to that benefit.

         (g) "ATTAINED AGE" means a Participant's chronological age (not his age on his nearest birthday).

         (h) "BENEFICIARY" means the person or persons designated by a Participant in accordance with Section 5.5(c)(iii) (Designation of Beneficiary) to receive payments under the Plan in the event of the Participant's death.

         (i) "CODE" means the Internal Revenue Code of 1986, as amended, and any successor laws.

         (j) "COMMITTEE" means the administrative committee appointed pursuant to Section 8.1 (Composition of Committee).

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         (k) "COMPANY" means the Employer and any of its subsidiaries or affiliates, if any, which, with the approval of the Board of Directors of the Employer, adopt the Plan.

         (l) "COMPANY CONTRIBUTIONS" means the amounts contributed to the Plan by the Company pursuant to Section 3.1(a)(ii) (Company Contributions). As the context may require, the term Company Contributions may also refer to any contributions made to the Plan by the Company.

         (m) "COMPANY CONTRIBUTION ACCOUNT" means the account established for a Participant pursuant to Section 4.1(c) (Allocation of Company Contributions) to hold Company Contributions allocable to the Participant, and any earnings thereon.

         (n)  "COVERED EMPLOYEE" means any Employee other than:

                  (i) An Employee who is laid off, on leave of absence or on active duty in the armed forces of any nation or international body (other than as a member of the Armed Forces of the United States of America).

                  (ii) An Employee who is covered by a collective bargaining agreement entered into by the Company unless the agreement, by specific reference to the Plan, provides for coverage under the Plan, if there is evidence that retirement benefits were the subject of good faith bargaining.

                  (iii)    A Leased Employee.

                  (iv)     An hourly Employee.

                  (v) An Employee of a subsidiary or affiliate of the Company which has not adopted the Plan.

                  (vi) Any person whose status as an Employee is the result of a judicial or administrative determination.

         (o) "CREDITABLE COMPENSATION" means amounts paid to a Participant or Covered Employee by the Company in the Plan Year in question for services performed and which includes all wages, salaries, fees for professional services and other amounts for personal services actually rendered in the course of employment with the Employer (including, but not limited to, commissions paid salesmen, commissions, tips, bonuses, fringe benefits, and reimbursements or other expense allowances under a nonaccountable plan (as described in Treas. Reg. Section 1.62-2(c)) plus amounts described in Sections 104(a)(3), 105(a) and 105(h) of the Code, to the extent includible in gross income, amounts paid or reimbursed by the Employer for moving expenses (to the extent not deductible by the Employee under Section 217 of the Code), the value of any non-qualified stock option to the extent includible in gross income, and amounts includible in gross income as a result of making an election under Section 83(b) of the Code, plus elective contributions to any Qualified plan, cafeteria plan, 403(b) annuity plan or other plan of the Employer Group on behalf of the Participant which are not includable in income under Sections 125, 402(e)(3), 403(b), 457(b), or 414(h)(2) of the Code, and excluding all of the following, even if includible in gross income:

                  (i)      Compensation paid in kind.

                  (ii) Amounts paid to or in respect of such person after his employment shall have terminated.

                  (iii) Reimbursements or other expense allowances (including, for example, but not by way of limitation, travel and entertainment).

                  (iv)     Fringe benefits (cash and noncash).

                  (v)      Moving expenses.

                  (vi)     Deferred compensation.

                  (vii) Welfare benefits, including employee-paid long term disability premiums.

                  (viii) Amounts realized from the exercise of a non-qualified stock option, or when restricted stock (or property) held by the Employee becomes freely transferable or is no longer subject to a substantial risk of forfeiture.

                  (ix) Amounts realized from the sale, exchange or other disposition of stock acquired under a qualified stock option.

                  (x) Amounts which receive special tax benefits, such as premiums for group term life insurance (to the extent not includible in gross income) or contributions made toward the purchase of an annuity contract described in Section 403(b) of the Code.

                  (xi) The Company's contributions to any pension, profit sharing or other plan of deferred compensation (as described in Treas. Reg. Section 1.415-2(d)(3)(i)) to the extent such contributions are not includible in the Employee's gross income for the taxable year in which contributed.

Creditable Compensation taken into account for any Plan Year shall be limited to the amount set forth in Section 401(a)(17) of the Code (One Hundred Sixty Thousand Dollars ($160,000)), as adjusted by the Commissioner of Internal Revenue for increases in the cost of living in accordance with Code Section 401(a)(17)(B). The cost-of-living adjustment in effect for a calendar year applies to any period, not exceeding twelve (12) months, over which Creditable Compensation is determined (the "Determination Period") beginning in such calendar year. If a Determination Period consists of fewer than twelve (12) months, the limit will be multiplied by a fraction, the numerator of which is the number of months in the Determination Period, and the denominator of which is twelve (12).

         (p) "DEATH BENEFIT" means the benefit payable on the death of the Participant pursuant to Section 5.2(b) (Death).

         (q) "DEFINED BENEFIT PLAN FRACTION" means, with respect to a Participant, the following fraction. The numerator of the fraction is the Participant's projected annual benefit under all defined benefit plans maintained by the Employer Group (determined as of the close of the Limitation
Year). The denominator of the fraction is the lesser of the following amounts determined for such Limitation Year: (i) 1.25 times the dollar limitation in effect under Code Section 415(b)(1)(A) for the Limitation Year, or (ii) 1.4 times the amount which can be taken into account for the Participant under Code
Section 415(b)(1)(B) for the Limitation Year.

         (r) "DEFINED CONTRIBUTION PLAN FRACTION" means, with respect to a Participant, the following fraction. The numerator of the fraction is the sum of the Annual Additions allocated to the accounts of the Participant under all defined contribution plans (including the Plan) maintained by the Employer Group, determined as of the close of the Limitation Year. The denominator of the fraction is the sum, as of the end of the Limitation Year, of the lesser of (i) or (ii) for each of the Participant's years of service, where (i) is 1.25 times the dollar limitation in effect under Code Section 415(c)(1)(A) (determined without regard to transition rules otherwise available under Code Section 415), and (ii) is 1.4 times the amount which may be taken into account with respect to the Participant under Code Section 415(c)(1)(B).

         (s) "DETERMINATION DATE" means, for any Plan Year, the last day of the preceding Plan Year; provided, however, that the first Determination Date shall be the last day of the Plan's first Plan Year.

         (t) "DIRECT ROLLOVER" means a payment by the Plan to the Eligible Retirement Plan specified by the Distributee.

         (u)  "DISCRETION" means sole, absolute and uncontrolled discretion.

         (v) "DISCRETIONARY MATCHING CONTRIBUTIONS" means the contributions made by the Company pursuant to Section 3.1(a)(v) (Discretionary Matching Contributions) which are based on the Participant's Elective Deferrals.

         (w) "DISTRIBUTABLE ACCOUNT" means an Account which has become fixed and set apart pursuant to Section 4.6 (Distributable Accounts), regardless of whether the assets of the Account are commingled with any other Account.

         (x) "DISTRIBUTEE" means a Participant or former Participant, a Surviving Spouse, or a Spouse or former Spouse who is an alternate payee under a qualified domestic relations order, as defined in Section 414(p) of the Code.

         (y)  "EFFECTIVE DATE" means January 1, 1997.

         (z)  "ELECTIVE DEFERRALS" means Company Contributions described in
Section 3.1(a)(iii) (Elective Deferrals) made to the Plan pursuant to a Participant's Participation Agreement.

         (aa) "ELECTIVE DEFERRAL ACCOUNT" means the account established for a Participant pursuant to Section 4.1(a) (Allocation of Elective Deferrals) to hold Elective Deferrals made to the Plan on his behalf and any earnings thereon.

         (bb) "ELIGIBLE RETIREMENT PLAN" means, in the case of a Distributee other than a Surviving Spouse, an individual retirement account described in
Section 408(a) of the Code, an individual retirement annuity described in
Section 408(b) of the Code, an annuity plan described in Section 403(a) of the Code, or a Qualified plan that accepts the Distributee's Eligible Rollover Distribution. In the case of a Distributee who is a Surviving Spouse, an Eligible Retirement Plan is an individual retirement account or individual retirement annuity.

         (cc) "ELIGIBLE ROLLOVER DISTRIBUTION" means any distribution of all or any portion of the balance to the credit of a Distributee, except:

              (i) any distribution that is one of a series of substantially equal periodic payments (paid not less frequently than annually) made for the life (or life expectancy) of the Distributee or the joint lives (or joint life expectancies) of the Distributee and the Distributee's designated Beneficiary,

              (ii) any distribution that is one of a series of distributions paid to the Distributee and his designated Beneficiary over a specified period of ten years or more,

              (iii) any distribution to the extent such distribution is required under Section 401(a)(9) of the Code, and

              (iv) the portion of any distribution that is not includible in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities).

         (dd) "EMPLOYEE" means a person who receives Total Compensation, within the meaning of Section 1.1(jjj) (Total Compensation), including any person who is a Leased Employee.

         (ee) "EMPLOYER" means Pulte Home Corporation.

         (ff) "EMPLOYER GROUP" means the Employer and any subsidiary or affiliated entity which, with the Employer, constitutes a controlled group of corporations or other entities or an affiliated service group within the meaning of subsections (b), (c), (m) or (o) of Section 414 of the Code. For purposes of
Section 4.3 (Limitations on Annual Contributions and Additions), the definition of Employer Group shall be modified as required by Section 415(h) of the Code.

         (gg) "ENTRY DATE" means the first day of each month occurring on or after the Effective Date.

         (hh) "EXCESS DEFERRALS" means any elective contributions made by a Participant during a calendar year in excess of Nine Thousand Five Hundred Dollars ($9,500), as adjusted for cost of living by the Secretary of the Treasury pursuant to Section 402(g) of the Code (which constitute excess deferrals within the meaning of Section 402(g)(2) of the Code).

         (ii) "FMLA" means the Family and Medical Leave Act of 1993, as amended.

         (jj) "HARDSHIP DISTRIBUTION" means an amount payable from the Plan under Section 5.3(c) (Hardship) on account of a Financial Hardship, as defined in Section 5.3(c)(iii) (Financial Hardship).

         (kk) "HIGHLY COMPENSATED EMPLOYEE" means any Employee who:

                  (i) Owned at any time in the calendar year ending with or within the current Plan Year or the next preceding calendar year more than five percent (5%) of the outstanding stock of the Company or stock which has more than five percent (5%) of the total combined voting power of all stock of the Company; or

                  (ii) Received Total Compensation for the calendar year ending with or within the current Plan Year in excess of Eighty Thousand Dollars ($80,000) and who, for such preceding calendar year, were in the top one-fifth (1/5) of all Employees, when ranked on the basis of Total Compensation.

         The following additional rules shall apply:

                  (iii) The dollar threshold set forth in subparagraph (ii) shall be increased to reflect any cost of living adjustments implemented by the Secretary of the Treasury pursuant to Section 415(d) of the Code. The applicable dollar amount shall be the dollar amount for the calendar year in which the relevant Plan Year begins.

                  (iv) Former Employees who were Highly Compensated Employees either when they separated from service (or have a deemed separation within the meaning of regulations promulgated under Section 414(q) of the
                           Code) or at any time after reaching an Attained Age of fifty-five (55) shall always be considered Highly Compensated Employees ("Highly Compensated Former Employees"). Highly Compensated Former Employees who terminated employment with the Employer Group before January 1, 1987, will be identified using the special election provided in regulations under Code Section 414(q). Highly Compensated Former Employees shall not be included for the purpose of determining the number of Employees in the top one-fifth (1/5) group, pursuant to subparagraph (ii).

                  (v) For purposes of determining the number of Employees in the top one-fifth (1/5) of all Employees under subparagraph (ii), the following Employees shall not be considered:

                           (A) Non-resident aliens with no United States source income.

                           (B) Employees who have not completed six (6) months of service by the end of the Plan Year.

                           These Employees shall nevertheless be considered in determining the identity of the Highly Compensated Employees.

                  (vi) Leased Employees who are covered by a "safe harbor" plan and who are not participants in any Qualified plan of the Employer Group shall be included as Employees for purposes of subparagraph (ii).

         (ll) "HOURS OF SERVICE" means each hour for which an Employee is paid, or entitled to payment, by the Company for the performance of duties. Service with any member of the Employer Group shall be treated as Hours of Service to the extent provided in Section 11.9(b) (Transfers Within Employer Group).

         (mm) "INVESTMENT FUND" means one or more funds, comprising the Trust Fund, in which Plan assets may be invested. Investment Funds may include such funds as may be established from time to time by the Committee in its Discretion.

         (nn)  "INVESTMENT MANAGER" means a person, firm or entity which:

                  (i) Is either (A) registered as an investment adviser under the Investment Advisers Act of 1940, (B) a bank, as defined in the Investment Advisers Act of 1940, or (C) an insurance company qualified to manage, acquire and dispose of the assets of Qualified plans under the laws of more than one (1) state,

                  (ii) Has acknowledged in writing that it is a fiduciary with respect to the Plan, and

                  (iii) Has been granted the authority and duty to direct the investment of all or part of the Trust Fund pursuant to Section 9.4 (Transfer of Investment Authority).

         (oo) "KEY EMPLOYEE" means any individual described in (i) or (ii) below:

                  (i) Any Employee or former Employee who, at any time during the Plan Year containing the Determination Date or during any of the four (4) preceding Plan Years, is or was:

                           (A) An officer of the Company or of any member of the Employer Group whose annual Total Compensation is more than fifty percent (50%) of the dollar limit under Section 415(b)(1)(A) of the Code in effect on the first day of the calendar year in which falls the Determination Date; provided, however, that no more than fifty (50) Employees, or if less, the greater of three
                                    (3) or ten percent (10%) of all Employees, shall be considered to be Key Employees under this paragraph 1.1(oo)(i)(A); or

                           (B) One of the ten (10) Employees owning the largest interests in the Company whose annual Total Compensation is more than the limitation in Section 415(c)(1)(A) of the Code in effect on the first day of the calendar year in which falls the Determination Date; provided, however, that if two (2) or more Employees have the same interest in the Company, the Employee having the greater annual Total Compensation shall be treated as having the larger interest; or

                           (C) A person owning more than five percent (5%) of the outstanding stock of the Company or stock which has more than five percent (5%) of the combined voting power of all stock of the Company; or

                           (D) A person whose annual Total Compensation from the Employer Group is more than One Hundred Fifty Thousand Dollars ($150,000) and who owns more than one percent (1%) of the outstanding stock of the Company or stock which has more than one percent (1%) of the combined voting power of all stock of the Company.

                           For purposes of determining ownership under paragraphs (B), (C), and (D) above, the constructive ownership provisions of Section 318 of the Code shall apply, except that (I) five percent (5%) or one percent (1%), as the case may be, shall be substituted for fifty percent (50%) in Section 318(a)(2), and (II) the rules of subsections (b), (c) and (m) of Code Section 414 shall not apply. The dollar amounts referred to in paragraphs (A), (B), and (D) above shall be adjusted as described in
                           Section 415(d) of the Code.

                  (ii) The Beneficiary of a person described in (i).

         (pp) "LEASED EMPLOYEE" means a person who is not an Employee, but who provides services to the Employer Group which are pursuant to an agreement between a member of the Employer Group and a leasing organization or between a member of the Employer Group and another person, the services are performed under the primary direction or control of a member of the Employer Group, and the person has performed the services for the Employer Group on a substantially full-time basis for a period of at least one (1) year. A person who would otherwise be treated as a Leased Employee pursuant to this Section 1.1(pp) shall not be so treated if the person is covered by a Qualified plan maintained by the leasing organization which is a nonintegrated money purchase pension plan with at least a ten percent (10%) employer contribution rate, and which provides for full and immediate vesting and immediate participation; provided, however, that this sentence shall not apply if Leased Employees comprise more than twenty percent (20%) of the Employer Group's Employees who are not Highly Compensated Employees.

         (qq) "LIMITATION YEAR" means the Plan Year.

         (rr) "MATCHING CONTRIBUTION ACCOUNT" means the account established for a Participant pursuant to Section 4.1(b) (Allocation of Matching Contributions) to hold Regular Matching Contributions and Discretionary Matching Contributions made to the Plan on behalf of the Participant, and any earnings thereon.

         (ss) "NONFORFEITABLE," when used with respect to a benefit or right under this Plan, means vested and unconditional.

         (tt) "NON-KEY EMPLOYEE" means:

                  (i) a Participant or former Participant who is not and has never been a Key Employee; and

                  (ii)     the Beneficiary of a person described in (i).

         (uu) "NORMAL RETIREMENT AGE" means the date a Participant reaches an Attained Age of sixty-five (65).

         (vv) "PARTICIPANT" means a Covered Employee who is eligible, and has qualified, to participate in the Plan in accordance with Article II (Participation).

         (ww) "PARTICIPATION AGREEMENT" means the document by which a Participant agrees to reduce his Creditable Compensation as described in Section
2.2 (Participation Agreements).

         (xx) "PLAN" means the Pulte Home Corporation Investment Savings Plus as herein set forth or as from time to time amended.

         (yy) "PLAN ADMINISTRATOR" means the Committee or such other person as may be designated in Section 8.1(b) (Plan Administrator) to perform the functions of a plan administrator as described in Section 3(14) of the Act.

         (zz) "PLAN YEAR" means the twelve (12) consecutive month period beginning on each January 1 and ending on the following December 31.

         (aaa) "PROPER" means necessary, advisable, desirable, expedient or convenient.

         (bbb) "QUALIFIED," where used with reference to a plan or trust, has the same meaning as in Section 401(a) of the Code, and when used with reference to an annuity plan, means a plan which meets the requirements of Section 404(a)(2) of the Code.

         (ccc) "REGULAR MATCHING CONTRIBUTIONS" means Company contributions described in Section 3.1(a)(iv) (Regular Matching Contributions) which are based on a Participant's Elective Deferrals.

         (ddd) "SPOUSE" or "SURVIVING SPOUSE" means the person legally married to the Participant. The Spouse shall be the person to whom the Participant is legally married on the Annuity Starting Date. For purposes of determining benefit recipients upon the death of the Participant, the Surviving Spouse shall be the person to whom the Participant is legally married the date of the Participant's death.

         (eee) "SUPER TOP HEAVY" describes the Plan if it would be Top Heavy under Section 6.2 (Determination of Top Heavy Status) if ninety percent (90%) were substituted for sixty percent (60%) in each place where sixty percent (60%) appears in that Section.

         (fff) "TERMINATION BENEFIT" means the benefit payable to a Participant as a result of his termination of employment with the Company, as described in
Section 5.2(a) (Termination of Employment).

         (ggg) "TESTING COMPENSATION" means compensation, as defined in any manner permitted by Section 414(s) of the Code and regulations promulgated thereunder, including Treas. Reg. Section 1.414(s)-1T, paid during the Plan Year by the Employer or by any member of the Employer Group to a Participant, while he is a Participant, for services actually performed. Compensation taken into account shall be limited as described in Code Section 401(a)(17), as adjusted for cost of living by the Secretary of the Treasury.

         (hhh) "TOP HEAVY" describes the Plan if it meets the conditions described in Section 6.2 (Determination of Top Heavy Status).

         (iii) "TOP HEAVY CONTRIBUTIONS" means those contributions required to be made to the Plan by the Company pursuant to Section 6.3(a) (Minimum Required Allocation for Non-Key Employees), if any.

         (jjj) "TOTAL COMPENSATION" means all amounts paid during the Limitation Year or other relevant period to an individual by any member of the Employer Group for services actually performed which includes all wages, salaries, fees for professional services and other amounts for personal services actually rendered in the course of employment with the Employer (including, but not limited to, commissions paid salesmen, commissions, tips, bonuses, fringe benefits, and reimbursements or other expense allowances under a nonaccountable plan (as described in Treas. Reg. Section 1.62-2(c)) plus amounts described in Sections 104(a)(3), 105(a) and 105(h) of the Code, to the extent includible in gross income, amounts paid or reimbursed by the Employer for moving expenses (to the extent not deductible by the individual under Section 217 of the Code), the value of any non-qualified stock option to the extent includible in gross income, and amounts includible in gross income as a result of making an election under Section 83(b) of the Code, but excluding:

                  (i) contributions made by the Employer to a plan of deferred compensation to the extent that, before the application of the limits of Section 415 of the Code, the contributions are not includable in the gross income of the individual for the taxable year in which contributed,

                  (ii) contributions made by the Employer to a plan of deferred compensation to the extent that all or a portion of them are recharacterized as voluntary employee contributions,

                  (iii) contributions made on behalf of the individual to a simplified employee pension plan described in Section 408(k) of the Code to the extent the contributions are excludable from the individual's gross income,

                  (iv) distributions from a plan of deferred compensation regardless of whether the amounts are includable in the gross income of the individual when distributed (except amounts received pursuant to an unfunded non-Qualified plan to the extent the amounts are includable in the gross income of the individual),

                  (v) amounts realized from the exercise of a non-qualified stock option or when restricted stock (or property) held by the individual either becomes freely transferable or is no longer subject to a substantial risk of forfeiture,

                  (vi) amounts realized from the sale, exchange or other disposition of stock acquired under a qualified stock option, and

                  (vii) other amounts which receive special tax benefits, such as premiums for group term life insurance (but only to the extent that the premiums are not includable in the gross income of the individual), or contributions made by the Employer (whether or not under a salary reduction agreement) towards the purchase of any annuity contract described in Section 403(b) of the Code (whether or not the contributions are excludable from the gross income of the individual).

For Limitation Years beginning before January 1, 1998, there shall be excluded from Total Compensation any amounts that would otherwise be excluded from gross income by reason of the application of Sections 125, 402(e)(3), 402(h)(1)(B), and 403(b) of the Code, except that for purposes of Section 1.1(kk) (Highly Compensated Employee) and Section 1.1(oo) (Key Employee) such amounts shall be included.

         (kkk) "TRANSFERRED ASSETS" means those funds which constitute rollover amounts within the meaning of Section 402(a)(5) of the Code transferred from a Qualified trust to the Trust Fund by the trustee of that Qualified trust on behalf of a Participant; or distributed from a Qualified trust to a Participant and transferred by the Participant to the Trust Fund; or distributed from a Qualified trust to a Participant and transferred by the Participant to an individual retirement account (within the meaning of Section 408 of the Code) and then to the Trust Fund.

       (lll) "TRANSFERRED ASSETS ACCOUNT" means the account established for a Participant pursuant to Section 12.1 (Right to Transfer) to hold Transferred Assets received by the Plan on his behalf, and any earnings thereon.

       (mmm) "TRUST" and "TRUST FUND" mean the trust and trust fund established pursuant to the Plan as a medium for funding the Plan.

       (nnn) "TRUST AGREEMENT" means the agreement entered into between the Employer and the Trustee which governs the management and control of Plan assets.

       (ooo) "TRUSTEE" means one (1) or more individuals or corporations (including banks or trust companies) designated by the Employer to be the trustee for the Trust and Trust Fund. Currently, the Trustee is First Trust National Association.

       (ppp) "VALUATION DATE" means the date on which the value of the Trust Fund is determined and includes each Anniversary Date and any other appraisal dates that may be designated by the Committee.

1.2 Compliance with the Act and the Code. This Plan shall be interpreted and effectuated to comply with the applicable requirements of the Act and the Code. Accordingly, the Plan shall be operated so as not to discriminate in favor of Highly Compensated Employees in the provision of benefits or contributions.

1.3 Governing Law and Rules of Construction. This Plan shall be governed in all respects, whether as to construction, capacity, validity, performance or otherwise, by the laws of the United States and, to the extent not superseded by the laws of the United States, by the laws of the State of Michigan. Wherever reasonably necessary, pronouns of any gender shall be deemed synonymous, as shall singular and plural pronouns. The Table of Contents of the Plan and the headings to the Articles and Sections of the Plan are included solely for convenience and shall in no event affect, or be used in connection with, the interpretation of the Plan. Each provision of the Plan shall be treated as severable and if any provision is declared illegal, invalid or unenforceable, the Plan shall be interpreted, and shall remain in full force and effect, as though that provision had never been contained in this Plan.

1.4 Power to Interpret. Subject to Section 1.2 (Compliance with the Act and the Code) and in addition to the obligations imposed on it under Section 8.10 (Discretion; Nondiscrimination) and elsewhere in the Plan, the Committee shall have the power and Discretion to construe this Plan, to determine entitlement to benefits, to correct any defect, supply any omission, or reconcile any inconsistencies in the manner and to the extent the Committee considers Proper to carry the Plan into effect.

1.5 Profit Sharing Plan. This Plan is intended to be a profit sharing plan and, specifically, not a plan to which Section 412 of the Code applies. This Plan also contains cash or deferred features and is intended to comply with the provisions of Section 401(k) of the Code.

                                   ARTICLE II
                                  PARTICIPATION

2.1   Eligibility For Participation.

      (a)  General Rule. Any Covered Employee who has completed at least six
(6) months of service following the date on which he first performed an Hour of Service (determined without regard to any interruptions in the employment of the Covered Employee by the Company occurring during the twelve (12) month period beginning with the date on which he first performed an Hour of Service) shall be eligible to become a Participant as of the Entry Date coincident with or next succeeding the date on which the condition is fulfilled, if he is a Covered Employee on that Entry Date. An Employee who has fulfilled the eligibility conditions of this Section 2.1(a), but who is not a Covered Employee on the date he would otherwise become a Participant, shall become a Participant on the date he becomes a Covered Employee.

      (b) No Application Required. An eligible Covered Employee shall automatically become a Participant without filing an application or notice with the Committee.

2.2 Participation Agreements. A Participant shall not be entitled to receive an allocation of Elective Deferrals until and unless he shall have filed with the Committee a Participation Agreement.

      (a) Description. The term "Participation Agreement" means the document by which a Participant elects to reduce his Creditable Compensation by a designated amount. A Participant's initial Participation Agreement shall be effective on his initial date of participation or, if later, the first day of the Plan Year or next quarterly anniversary thereof (or such other date or dates as the Committee in its Discretion may determine) on or after thirty (30) days (or such other period as the Committee in its Discretion may determine) after a signed Participation Agreement is received by the Committee. An amendment of a Participation Agreement shall be effective on the quarterly date on or after thirty (30) days (or such other period as the Committee in its Discretion may determine) after a signed copy is received by the Committee. A Participation Agreement may be revoked at any time, effective as of the beginning of the payroll period after the Committee receives a signed revocation. After a revocation, a new Participation Agreement shall be effective no earlier than the quarterly date after the date on which the revocation is effective (or such other date as the Committee in its Discretion may determine). A Participation Agreement shall apply to all amounts received each pay period and shall remain in effect until revoked or amended, except that the Committee may temporarily suspend a Participation Agreement to the extent necessary to limit a Participant's Elective Deferrals as provided in Section 4.2(a) (Limitations on Allocations of Elective Deferrals) or Section 5.3(c)(iv) (Limitation on Future Deferrals).

         (b) Limits on Compensation Reduction Elections. A Participant's election to reduce his Creditable Compensation pursuant to a Participation Agreement may be made in amounts up to a maximum of twenty percent (20%) of Creditable Compensation, but not to exceed Nine Thousand Five Hundred Dollars ($9,500) (or such greater amount as may be permitted under Section 402(g) of the Code as a result of adjustments made by the Secretary of the Treasury for the cost of living) in any calendar year. The limitation set forth in the preceding sentence shall apply to all elective deferrals, within the meaning of Section 402(g)(3) of the Code, made to all plans of the Employer in which such elective deferrals are permitted. An election must be made before the beginning of the period to which it relates.

2.3      Duration of Participation; Participation After Termination of
Employment.

         (a) General Rule. A Covered Employee who becomes a Participant shall continue to be a Participant through the date on which his employment with the Employer Group terminates for any reason; provided, however, that, to the extent required by the Code or the Act, he shall be considered a Participant until the date he is no longer entitled to receive any benefits from the Plan.

         (b) Transfer to Noncovered Status. A Participant who is transferred to employment with the Employer Group such that he is no longer a Covered Employee shall not, for such period that he is not a Covered Employee, be entitled to reduce his Creditable Compensation pursuant to Section 2.2 (Participation Agreements), shall not be considered for purposes of performing the testing described in Section 4.2 (Limitations on Allocations), and shall not be entitled to an allocation under Section 4.1 (Participants' Shares of Contributions).

         (c) Participation After Termination of Employment. A former Participant whose employment with the Company has terminated or whose employment is deemed to have terminated, and who is later reemployed by the Company, shall again become eligible to participate in the Plan as of the date on which he again performs an Hour of Service as a Covered Employee.

         (d) Treatment of Account. If a former Participant whose Fixed Account has not been fully distributed to him again becomes a Participant, his Account shall be restored and shall no longer be subject to the requirements of Section 4.6(b) (Investment).

         (e) Effect of Military Service. Notwithstanding any provision of this Plan to the contrary, contributions, benefits and service credit with respect to qualified military service will be provided in accordance with Section 414(u) of the Code.

                                   ARTICLE III
                                  CONTRIBUTIONS

3.1  Time and Amount of Company Contributions.

     (a) Types and Amounts of Company Contributions. So long as the Plan is in effect but subject to Article X (Termination and Amendment) the Company shall, for each Plan Year, contribute to the Plan as follows:

          (i) Top Heavy Contributions. The Company shall contribute to the Plan all required Top Heavy Contributions.

          (ii) Company Contributions. In addition, the Company may contribute to the Plan such amount, if any, (determined without regard to the Company's actual profits), as may be determined in the Discretion of the Company. Notwithstanding the foregoing, the Company Contributions, when combined with the Top Heavy Contributions, Elective Deferrals, Regular Matching Contributions, and Discretionary Matching Contributions made by the Company for its taxable year ending with or within the Plan Year, shall not exceed fifteen percent (15%) of the aggregate compensation (within the meaning of Section 404(a)(3) of the Code) paid to or accrued for persons who were or became Participants in that taxable year, plus the amount of any so called "credit carry-over" available for the taxable year under Section 404(a)(3)(A) of the Code.

          (iii) Elective Deferrals. The Company shall contribute to the Plan an amount equal to the aggregate Elective Deferrals of Participants for the Plan Year.

                  (iv) Regular Matching Contributions. The Company shall contribute to the Plan an amount, based on the Elective Deferrals of each Participant who remains actively employed by the Company on the last day of the relevant Plan Year. The amount of the Company's Regular Matching Contributions for a Participant shall be based upon the length of the Participant's service with the Company, determined as of December 31 of each year, counting the period elapsed from the date on which he first performed an Hour of Service, in accordance with the following schedule:

                           (A) Less than one (1) year, one hundred percent (100%) of the first Three Hundred Dollars ($300) of the Participant's Elective Deferrals for the relevant Plan Year.

                           (B) At least one (1) year but less than two (2) years, one hundred percent (100%) of the first Six Hundred Dollars ($600) of the Participant's Elective Deferrals for the relevant Plan Year.

                           (C)      At least two (2) years but less than three
                                    (3) years, one hundred percent (100% of the first Nine Hundred Dollars ($900) of the Participant's Elective Deferrals for the relevant Plan Year.

                           (D)      At least three (3) years but less than four
                                    (4) years, one hundred percent (100%) of the first One Thousand Two Hundred Dollars ($1,200) of the Participant's Elective Deferrals for the relevant Plan Year.

                           (E) Four (4) or more years, one hundred percent (100%) of the first One Thousand Five Hundred Dollars ($1,500) of the Participant's Elective Deferrals for the relevant Plan Year.

                                    Effective prior to January 1, 1996, for
                                    purposes of this Section 3.1(a)(iv) service shall include service performed for any member of the Employer Group or for any entity acquired by a member of the Employer Group prior to the date the entity was acquired.

                  (v) Discretionary Matching Contributions. The Company may, in its Discretion, contribute to the Plan for a Plan Year Discretionary Matching Contributions in such amount, if any, as may be determined by the Company; provided, however, that, when allocated as specified in Section 4.1(d) (Allocation of Discretionary Matching Contributions) the aggregate amount of any Discretionary Matching Contributions may not exceed the amount necessary to enable the Plan to comply with the Average Deferral Percentage Limit of Section 4.2(a) (Limitations on Allocation of Elective Deferrals) and the Actual Contribution Percentage Limit of Section 4.2(b) (Limitation on Allocations of Matching Contributions).

         (b) Time for Contributing Elective Deferrals. All Elective Deferrals shall be contributed to the Plan by the Company as soon as administratively possible following the payroll period to which a salary reduction pursuant to a Participation Agreement applies, but not later than the fifteenth (15th) business day following the end of the month in which such contributions are required to be paid to the Participant or were withheld by the Company.

         (c) Time for Making Company Contributions (Other Than Elective Deferrals). All contributions to the Plan for a taxable year of the Company shall be made within the time prescribed by law for the filing of the Company's federal income tax return (including extensions) for that taxable year.

         (d) Form of Contributions. All contributions made to the Plan shall be in cash.

         (e) No Employee Contributions. All contributions under the Plan shall be made by the Company and no contributions shall be required or permitted by a Participant.

3.2      Contributions Conditioned Upon Deductibility.

         (a) Treatment of Nondeductible Contributions. All Company Contributions are conditioned on their being deductible under Section 404 of the Code. If the deduction for any Company Contribution for any taxable year shall be disallowed, the contribution (to the extent of the disallowance) shall be returned to the Company within one (1) year following the date of the disallowance. Amounts to be returned to the Company shall not exceed the excess of the amount contributed over the amount that would have been contributed had the contribution been limited to the amount deductible after any disallowance by the Internal Revenue Service. Earnings attributable to the excess contribution may not be returned to the Company, but losses attributable thereto must reduce the amount to be so returned. In addition, the amount returned to the Company must be limited so as to ensure that no Participant's Account balance will be reduced below the balance which would have been in his Account had the nondeductible amount not been contributed.

         (b) Mistake of Fact. If and to the extent that a Company Contribution to the Trust is made by or under a mistake of fact, it shall be repaid to the Company upon demand, to the extent of the mistake, within one (1) year after the contribution was paid, pursuant to rules and regulations promulgated by the Internal Revenue Service and the Department of Labor. Amounts returned to the Company shall not exceed the excess of the amount contributed over the amount that would have been contributed had no mistake of fact occurred. Earnings attributable to the excess contribution may not be returned to the Company, but losses attributable thereto must reduce the amount to be so returned. In addition, the amount returned to the Company must be limited so as to ensure that no Participant's Account balance will be reduced below the balance which would have been in his Account had the mistaken amount not been contributed.

3.3 Contributions to One or More Qualified Pension or Annuity Plans. If the Company makes contributions for a taxable year to one or more Qualified plans (within the meaning of Section 404(a)(7) of the Code) whose participants include one or more Participants in this Plan, the total amount contributed by the Company to those Qualified plans for the taxable year, together with its contribution for the taxable year under Section 3.1 (Time and Amount of Company Contributions), shall not exceed the greater of:

      (a) Twenty-five percent (25%) of the compensation otherwise paid during the taxable year to the participants in the Qualified pension or annuity plans and the Participants in this Plan, and

      (b) The amount of Company Contributions necessary to avoid an accumulated funding deficiency (within the meaning of Section 402(a) of the Code) with respect to the plan years of those Qualified pension or annuity plans which end with or within the taxable year;

provided, however, that if this limitation would otherwise be exceeded, the Company Contributions under the Plan for the taxable year shall be reduced by an amount equal to the excess.

                                   ARTICLE IV
                            ALLOCATIONS AND ACCOUNTS

4.1 Participants' Shares of Contributions. The Committee shall establish and maintain records of an "Elective Deferral Account", a "Matching Contribution Account" and a "Company Contribution Account" for each Participant. After taking into account amounts, if any, treated as forfeited pursuant to Section 5.5(g) (Unclaimed Benefits), the Company's contributions for a Plan Year shall be allocated to Participants' Accounts as follows:

      (a) Allocation of Elective Deferrals. Elective Deferrals shall be allocated as of the date of receipt by the Trustee to the Elective Deferral Accounts of the Participants on behalf of whom the Elective Deferrals were made.

      (b) Allocation of Regular Matching Contributions. Regular Matching Contributions shall be allocated as of the last day of the Plan Year to the Matching Contribution Accounts of the Participants on behalf of whom Regular Matching Contributions were made.

      (c) Allocation of Discretionary Matching Contributions. Discretionary Matching Contributions shall be allocated as of the last day of the Plan Year to the Matching Contribution Accounts of Participants on behalf of whom Elective Deferrals were made during the Plan Year and who are not Highly Compensated Employees. Discretionary Matching Contributions shall be allocated first to the Participant meeting such conditions, who has the lowest Creditable Compensation for the Plan Year, until that Participant receives the maximum amount of Discretionary Matching Contributions allowed under Section 4.2(b) (Limitations on Allocations of Matching Contributions) and continuing with the Participant with the next lowest Creditable Compensation for the Plan Year, and so on, until all of the Discretionary Matching Contributions contributed by the Company, if any, have been allocated.

         (d) Allocation of Company Contributions. Company Contributions shall be allocated as follows.

                  (i) Top Heavy Contributions. Top Heavy Contributions shall be allocated as of the last day of the Plan Year among the Company Contribution Accounts of all Participants who are Non-Key Employees and who are Employees at the end of that Plan Year in the ratio which the Creditable Compensation of each such Participant bears to the Creditable Compensation of all such Participants.

                  (ii) Company Contributions. Company Contributions made pursuant to Section 3.1(a)(ii) (Company Contributions) shall be allocated as of the last day of the Plan Year among the Company Contribution Accounts of the Participants who were not Highly Compensated Employees for the Plan Year and who are then actively employed by the Company ("Eligible Participants"). The Committee shall allocate to the Company Contribution Account of each Eligible Participant that portion of the Company Contributions which bears the same ratio to the total of the Company Contributions that each Eligible Participant's Creditable Compensation for the Plan Year bears to the total Creditable Compensation of all Eligible Participants for the Plan Year. For purposes of this Section 4.1(c)(ii), any Participant who is absent on the last day of the Plan Year for reasons which qualify under FMLA (if FMLA applies to such Participant) shall be treated as if he were actively employed provided that he returns to employment with the Company for at least thirty (30) days of the expiration of such leave.

         (d) Compensation Considered. For purposes of this Section 4.1, there shall be taken into account Creditable Compensation paid to a Participant during the entire Plan Year, regardless of whether he was a Participant during the entire Plan Year.

4.2 Limitations on Allocations. The following allocation limitations shall apply.

         (a) Limitations on Allocation of Elective Deferrals. For purposes of this Section 4.2(a), Regular Matching Contributions and Discretionary Matching Contributions may be treated as Elective Deferrals.

                  (i) Limit for Highly Compensated Employees. Allocations of Elective Deferrals to the Accounts of Participants who are Highly Compensated Employees shall be limited to an Average Deferral Percentage (as defined in Section 4.2(a)(ii) (Average Deferral Percentage)) for the current Plan Year which does not exceed the greater of:

                           (A) The Average Deferral Percentage for the preceding Plan Year for Participants who are not Highly Compensated Employees times 1.25, or

                           (B) The lesser of (I) the Average Deferral Percentage for the preceding Plan Year for Participants who are not Highly Compensated Employees multiplied by 2.00, or (II) the Average Deferral Percentage for the preceding Plan Year for Participants who are not Highly Compensated Employees plus two
                                    (2) percentage points.

                  (ii) Average Deferral Percentage. The "Average Deferral Percentage" for the group of Participants who are Highly Compensated Employees and the group of Participants who are not Highly Compensated Employees, for a

                           Plan Year, shall be the average of the "Actual Deferral Ratios" of the members in the applicable group. The "Actual Deferral Ratio" of a Participant shall mean the amount of Elective Deferrals actually made to the Plan on behalf of that Participant for the Plan Year, expressed as a percentage of his Testing Compensation for that Plan Year.

                  (iii) Aggregation of Deferrals. For purposes of Section 4.2(a)(ii) (Average Deferral Percentage), the following salary deferrals made by a Participant to another plan of the Employer Group shall be aggregated with his Elective Deferrals.

                           (A) If the Plan and one or more other plans maintained by any member of the Employer Group which include cash or deferred arrangements (as defined in Section 401(k)(2) of the Code) are considered as one plan for purposes of Sections 401(a)(4) and 410(b) of the Code, all salary deferrals by the Participant under such other plan or plans, if any, during the Plan Year shall be aggregated with his Elective Deferrals.

                           (B) If a Participant who is a Highly Compensated Employee is also a participant in one or more plans maintained by any member of the Employer Group, other than the Plan, which contain cash or deferred arrangements (as defined in Section 401(k)(2) of the Code), all salary deferrals by the Participant under such other plan or plans, if any, during the Plan Year shall be aggregated with his Elective Deferrals.

                  (iv) Treatment of Excess Elective Deferrals. The aggregate amount by which the limit set forth in Section 4.2(a)(i) (Limit for Highly Compensated Employees) is exceeded shall be referred to as "Excess Elective Deferrals". Excess Elective Deferrals, and income attributable thereto, shall be returned to the relevant Highly Compensated Employees and related Matching Contributions shall be distributed not later than the end of the Plan Year immediately following the Plan Year in which the Excess Elective Deferrals are made. The amount of any Excess Elective Deferrals to be distributed shall be reduced by the amount of any Excess Deferrals previously distributed to the Employee for the Employee's taxable year ending with or within the Plan Year, in accordance with Code
                           Section 402(g)(2), and Excess Deferrals to be distributed for a taxable year shall be reduced by Excess Elective Deferrals previously distributed for the Plan Year beginning in such taxable year.

                           (A) Determination of Excess. Excess Elective Deferrals, with respect to a Highly Compensated Employee, shall be determined as follows:

                                    (1)     Highly Compensated Employees shall
                                            be ranked in descending order
                                            according to the dollar amount of
                                            their Elective Deferrals.

                                    (2)     The Elective Deferrals of the Highly
                                            Compensated Employee(s) with the
                                            highest dollar amount of Elective
                                            Deferrals shall be reduced by the
                                            lesser of the aggregate amount of
                                            Excess Elective Deferrals or the
                                            amount necessary to cause the dollar
                                            amount of those Highly Compensated
                                            Employees' Elective Deferrals to
                                            equal the
                                            dollar amount of the Elective
                                            Deferrals of the Highly Compensated
                                            Employee(s) with the next highest
                                            dollar amount of Elective Deferrals.
                                            This amount shall be distributed to
                                            those Highly Compensated Employees.

                                    (3)     If, after completing the process
                                            described in paragraph (2), the
                                            total amount distributed is less
                                            than the aggregate Excess Elective
                                            Deferrals, the remaining dollar
                                            amount of the Excess Elective
                                            Deferrals shall be divided equally
                                            to reduce the dollar amount of the
                                            Elective Deferrals of the Highly
                                            Compensated Employee(s) with the
                                            next highest dollar amount of
                                            Elective Deferrals by the lesser of
                                            the aggregate amount of Excess
                                            Elective Deferrals or the amount
                                            necessary to cause those Highly
                                            Compensated Employees' Elective
                                            Deferrals to equal the amount of the
                                            Elective Deferrals of the Highly
                                            Compensated Employee(s) with the
                                            next highest dollar amount of
                                            Elective Deferrals. Those amounts
                                            shall be distributed to the relevant
                                            Highly Compensated Employees. This
                                            procedure shall be repeated to the
                                            extent necessary to eliminate the
                                            remaining Excess Elective Deferrals.

                                    (4)     The amount by which a Highly
                                            Compensated Employee's Elective
                                            Deferrals is reduced under this
                                            Section 4.2(a)(iv), if any, shall
                                            constitute that Highly Compensated
                                            Employee's Excess Elective
                                            Deferrals.

                           (B) Determination of Income. Income allocable to Excess Elective Deferrals required to be returned to the Participant under this
                                    Section 4.2(a)(iv) may be calculated as
                                    follows (or under any other permissible
                                    method):

                                    (1)     General Rule. The income allocable
                                            to Excess Elective Deferrals is
                                            equal to the allocable gain or loss
                                            for the Plan Year in which the
                                            Excess Elective Deferrals were made.
                                            Income includes all earnings and
                                            appreciation, including such items
                                            as interest, dividends, gains from
                                            the sale of property, and
                                            appreciation in the value of stock
                                            and life insurance contracts,
                                            without regard to whether such
                                            appreciation has been realized.

                                    (2)     For the Plan Year. The income
                                            allocable to Excess Elective
                                            Deferrals for the Plan Year in which
                                            the Excess Elective Deferrals were
                                            made is determined by multiplying
                                            the income for that Plan Year by a
                                            fraction, the numerator of which is
                                            the Participant's Excess Elective
                                            Deferrals and the denominator of
                                            which is the Participant's Account
                                            balance, reduced by the gain for the
                                            Plan Year and increased by the loss
                                            for the Plan Year.

         (b)      Limitations on Allocations of Matching Contributions.

                  (i) Limit for Highly Compensated Employees. Allocations of Regular Matching Contributions to the Accounts of Participants who are Highly Compensated Employees shall be limited to an Average Contribution Percentage (as defined in Section 4.2(b)(ii) (Average Contribution Percentage)) for the current Plan Year which does not exceed the greater of:

                           (A) The Average Contribution Percentage for the preceding Plan Year for Participants who are not Highly Compensated Employees, times 1.25, or

                           (B) The lesser of (I) the Average Contribution Percentage for the preceding Plan Year for Participants who are not Highly Compensated Employees multiplied by 2.00, or (II) the Average Contribution Percentage for the preceding Plan Year for Participants who are not Highly Compensated Employees plus two
                                    (2) percentage points.

                           Provided, however, that if the Average Deferral Percentage is determined by using the test described in Section 4.2(a)(i)(B), then the Average Contribution Percentage determined under this Section 4.2(b)(i) shall be determined in accordance with the multiple use test described in regulations issued under Section 401(m) of the Code.

                  (ii) Average Contribution Percentage. The "Average Contribution Percentage" for a Plan Year for the group of Participants consisting of Highly Compensated Employees and for the group consisting of Participants who are not Highly Compensated Employees shall be the average of the "Actual Contribution Ratios" of the members in the applicable group. The "Actual Contribution Ratio" of a Participant shall mean the amount of Regular Matching Contributions actually paid to the Plan on behalf of the Participant for the Plan Year expressed as a percentage of his Testing Compensation for such Plan Year.

                  (iii) Aggregation of Contributions. For purposes of Section 4.2(b)(ii) (Average Contribution Percentage), the following amounts contributed on behalf of a Participant under one or more other plans maintained by any member of the Employer Group shall be aggregated with his Regular Matching Contributions under this Plan.

                           (A) If the Plan, and any other plan maintained by any member of the Employer Group to which "matching contributions," "employee contributions," or "elective deferrals" (as those terms are defined in Code Section 401(m)(4)) are made, are considered as one plan for purposes of Sections 401(a)(4) and 410(b) of the Code, then such other plan or plans shall be treated with this Plan as a single plan.

                           (B) If one or more other plans maintained by any member of the Employer Group permit "matching contributions" or "employee contributions" (as those terms are defined in Code Section 401(m)(4)) to be allocated to the account of any Highly Compensated Employee who is a Participant in this Plan, then such contributions under that other plan or plans shall be aggregated with his Regular Matching Contributions.

                  (iv) Treatment of Excess Contributions. The amount by which the limit set forth in Section 4.2(b)(i) (Limit for Highly Compensated Employees) is exceeded shall be referred to as "Excess Contributions". Excess Contributions and income attributable thereto (determined in the manner described in Section 4.2(a)(iv)(B)) shall be removed from the relevant Highly Compensated Employees' Accounts not later than the end of the Plan Year immediately following the Plan Year in which the Excess Contributions are made.

                           (A)      Determination of Excess. Excess
                                    Contributions, with respect to a Highly
                                    Compensated Employee, shall be determined as follows:

                                    (1)     Highly Compensated Employees shall
                                            be ranked in descending order
                                            according to the dollar amount of
                                            their Regular Matching
                                            Contributions.

                                    (2)     The Regular Matching Contributions
                                            of the Highly Compensated
                                            Employee(s) with the highest dollar
                                            amount of Excess Contributions shall
                                            be reduced by the lesser of the
                                            aggregate amount of Excess
                                            Contributions or the amount
                                            necessary to cause the dollar amount
                                            of those Highly Compensated
                                            Employees' Regular Matching
                                            Contributions to equal the amount of
                                            the Regular Matching Contributions
                                            of the Highly Compensated
                                            Employee(s) with the next highest
                                            dollar amount of Excess
                                            Contributions.

                                    (3)     If, after completing the process
                                            described in paragraph (2), the
                                            total amount distributed is less
                                            than the aggregate Excess
                                            Contributions, the remaining dollar
                                            amount of the Excess Contributions
                                            shall be divided equally to reduce
                                            the dollar amount of the Regular
                                            Matching Contributions of the Highly
                                            Compensated Employee(s) with the
                                            next highest dollar amount of Excess
                                            Contributions by the lesser of the
                                            aggregate amount of Excess
                                            Contributions or the amount
                                            necessary to cause those Highly
                                            Compensated Employees' Regular
                                            Matching Contributions to equal the
                                            amount of the Excess Contributions
                                            of the Highly Compensated
                                            Employee(s) with the next highest
                                            dollar amount of Excess

                                            Contributions.  This procedure shall
                                            be repeated to the extent necessary
                                            to eliminate the remaining Excess
                                            Contributions.

                                    (4)     The amount by which a Highly
                                            Compensated Employee's Regular
                                            Matching Contributions is reduced
                                            under this Section 4.2(b)(iv), if
                                            any, shall constitute that Highly
                                            Compensated Employees' Excess
                                            Contributions.

                           (B) Correction of Excess Contributions. Excess Contributions required to be removed from the Participant's Account under this Section 4.2(b)(iv) and income allocable to such amounts shall be removed in the following order, to the extent necessary to ensure compliance with the limits described in this
                                    Section 4.2(b).

                                    (1)     Amounts which are not Nonforfeitable
                                            shall be forfeited.

                                    (2)     Amounts which are Nonforfeitable
                                            shall be either forfeited or
                                            distributed to the affected
                                            Participants, as the Committee shall
                                            determine.

                                    To the extent Excess Contributions are
                                    generated by failure of the multiple use test under Section 401(m)(2) of the Code, adjustments shall be made with respect to only those Highly Compensated Employees who participate in the multiple features with respect to which the failure occurred. The multiple use test of Section 401(m)(9) shall be applied after reduction of Excess Contributions pursuant to this Section 4.2(b)(iv).

         (c) Order of Applying Limits. Notwithstanding anything in this Section
4.2 or Section 2.2(b) (Limits on Compensation Reduction Elections) to the contrary, the provisions of Section 4.3 (Limitations on Annual Contributions and Additions) shall be applied before application of the provisions of either this
Section 4.2 or Section 2.2(b) (Limits on Compensation Reduction Elections).

4.3      Limitations on Annual Contributions and Additions.

         (a) Maximum Annual Addition. The Annual Additions to a Participant's Account for any Limitation Year shall in no event exceed the lesser of:

                  (i) Thirty Thousand Dollars ($30,000), or, if greater, one fourth (1/4) of the dollar limitation in effect under Section 415(b)(1)(A) of the Code, or

                  (ii) Twenty-five percent (25%) of the Participant's Total Compensation received from the Employer Group for that Limitation Year.

         (b) Treatment of Excess. If, because of allocation of forfeitures or a reasonable error in estimating a Participant's Creditable Compensation, or under other circumstances which may be permitted under Section 415 of the Code, the limitation set forth in Section 4.3(a) (Maximum Annual Addition) would otherwise be exceeded with respect to a Participant for a Limitation Year, the Participant's Elective Deferrals for the Limitation Year shall be distributed to such Participant to the extent that the distribution reduces the excess amounts in the Participant's Account; provided, however, that any Regular Matching Contributions or Discretionary Matching Contributions attributable to Elective Deferrals distributed in accordance with the Section 4.3(b) shall be forfeited or held for the Participant in accordance with the remaining provisions of this Section; provided, further, that the Employer may choose to use any combination of distributions of Elective Deferrals and forfeitures of Regular Matching Contributions or Discretionary Matching Contributions which will eliminate the excess Annual Addition but does not result in discrimination within the meaning of Section 401(a)(4) of the Code. Any remaining excess shall be held unallocated in a separate suspense account, which shall not share in the allocation of income or losses of the Trust Fund. If the Participant is an Employee at the end of the Plan Year next following the Limitation Year with respect to which the limitation set forth in Section 4.3(a) (Maximum Annual Addition) would otherwise be exceeded, the amount in the suspense account shall be used to reduce Company Contributions for such Participant for that next Plan Year. This process shall be repeated for succeeding Plan Years, as necessary to exhaust the suspense account, so long as the Participant is an Employee at the end of such succeeding Plan Year. If the Participant is not an Employee at the end of such succeeding Plan Year, the amount in the suspense account shall be allocated and reallocated in that Plan Year (and succeeding Plan Years, as necessary to exhaust the suspense account) to all of the remaining Participants' Company Contribution Accounts, as a Company Contribution, pursuant to Section 4.1 (Participants' Shares of Contributions), before the Company may make contributions under Section 3.1 (Time and Amount of Company Contributions) for such next following Plan Year (or such succeeding Plan Year) and shall reduce the Company Contributions in such year accordingly. If, before the suspense account has been exhausted, the Plan is terminated, amounts remaining in the suspense account shall be returned to the Company.

         (c) Coordination with Other Defined Contribution Plans. If a Participant also participates in a defined contribution plan (within the meaning of Section 415(k) of the Code) maintained by any member of the Employer Group, other than the Plan, the limitation set forth in Section 4.3(a) (Maximum Annual Addition) shall apply to the aggregate of the Annual Additions to the Plan and to such other plan. If the limitation set forth in Section 4.3(a) (Maximum Annual Addition) would otherwise be exceeded when taking into account such combination of plans the amount to be allocated to such Participant under this Plan shall be reduced or eliminated pursuant to Section 4.3(b) (Treatment of Excess) prior to making any adjustments under the other plan.

      (d) Coordination with Defined Benefit Plans. For Limitation Years beginning prior to January 1, 2000, if the Participant also participates in a defined benefit plan (within the meaning of Section 415(k) of the Code) maintained by any member of the Employer Group, the sum of his Defined Benefit Plan Fraction and his Defined Contribution Plan Fraction shall not exceed 1.0 for any Limitation Year. If the limitation set forth in this Section 4.3(d) would otherwise be exceeded, the amount to be allocated to such Participant's Account under the Plan or to his account under any other defined contribution plan maintained by any member of the Employer Group shall be reduced or eliminated (in accordance with the provisions of Section 4.3(b) (Treatment of Excess)) to the extent necessary to eliminate such excess.

      (e)  Compliance with Applicable Law. The limitations described in this
Section 4.3 shall be determined and applied in accordance with the provisions of
Section 415 of the Code and regulations promulgated thereunder, which are incorporated herein by this reference.

4.4 Periodic Adjustments to Accounts. Adjustments shall from time to time be made to each Participant's Account as follows:

      (a) Distributions and Expenses. The Committee shall direct the Trustee to debit each Account currently in respect of any distributions of benefits therefrom and any special expenses chargeable thereto under Section 4.5 (Expenses and Remuneration).

      (b) Gains and Losses. As of each Valuation Date, the Trustee shall compute the profit or loss of the Trust Fund and each Investment Fund since the last Valuation Date, using a method of accounting selected by the Trustee, after giving recognition to the appreciation or depreciation of assets as determined pursuant to the terms of the Trust Agreement. The profit or loss so computed shall be credited or debited to the Participants' Accounts (other than Distributable Accounts) invested in each Investment Fund in the ratio which each portion of an Account invested in each Investment Fund on the prior Valuation Date bears to the aggregate of all portions of Participants' Accounts invested in that Investment Fund on that Valuation Date. In determining the Account balances on any Valuation Date, there shall be included any Company Contributions allocable thereto as of that Valuation Date. Upon agreement between the Trustee and the Committee, any other reasonable method for allocating profits and losses among Participants' Accounts may be used.

4.5      Expenses and Remuneration.

         (a) Remuneration. Members of the Committee shall serve without remuneration but the Trustee shall be paid fees in an amount and manner mutually agreed upon in writing between the Trustee and the Employer; provided, however, that no fees (except for reimbursement of expenses Properly and actually incurred) shall be paid to a Trustee for any period during which that person received full time pay from any member of the Employer Group and also served as Trustee.

         (b) Expenses. The expenses of the Trustee and Committee, including but not limited to the Trustee's fees, shall (unless the Company shall in its Discretion elect to pay them) be paid and accounted for as follows:

                  (i) All such expenses shall be debited to the several Participants' Accounts (other than Distributable Accounts) as part of, or in conjunction with, the posting of profits and losses under Section 4.4(b) (Gains and Losses).

                  (ii) Any expenses which the Trustee or Committee may incur with special reference to any Participant or his Account (including any Distributable Account) shall first be charged against his Account to the extent that the Account is sufficient for that purpose. The remaining balance of the special expenses, if any, shall then be charged among the other Accounts pursuant to paragraph (i) above, but shall if possible be later reimbursed to the other Accounts out of future credits to the relevant Participant's Account.

4.6 Distributable Accounts. After a Participant's employment with the Employer Group terminates, whether due to his retirement, death, or any other cause, he shall cease to be a Participant as of the date his employment with the Employer Group ends and, except for benefits payable or distributable under this Plan, shall cease to have any further right, title or interest in the Plan or Trust Fund. The Participant's Account shall thereafter be known as his Distributable Account and shall be subject to the following rules.

      (a) Adjustments to Distributable Account. His Distributable Account shall become fixed at its balance as of the Valuation Date coincident with or next succeeding the date on which his participation ceases. Thereafter no further credits or debits shall be made to his Distributable Account, except for:

           (i)      Distributions therefrom.

           (ii)     Special expenses chargeable thereto under Section
                    4.5(b)(ii).

           (iii)    Matters mentioned in Section 4.6(b) (Investment).

      (b) Investment. The Trustee shall promptly segregate and set apart cash and other assets of the Trust Fund having an aggregate fair market value on the relevant Valuation Date equal to the balance of the Distributable Account in question, determined as described in this Section 4.6. Thereafter, unless that Distributable Account shall have been distributed in full, the Trustee shall maintain it as a fixed and segregated account but may commingle the assets thereof with any one or more other Distributable Accounts and shall continue to invest such accounts; provided, however, that the Participant shall be entitled to continue to direct the investment of his Distributable Account to the same extent that any other Participant is entitled to direct the investment of his Account.

4.7 Separate Accounting. The provisions of this Article IV shall be so applied and interpreted as to provide separate accounting within the meaning of Section 204(b)(3)(B) of the Act for each Participant's interest under the Plan. The fact that an individual account is established for each Participant shall not be construed to give such Participant any interest in such account except as provided in Article V (Benefits and Distributions) and elsewhere in the Plan.

                                    ARTICLE V
                           BENEFITS AND DISTRIBUTIONS

5.1 Vesting. A Participant's interest in his Plan Account shall at all times be one hundred percent (100%) vested and Nonforfeitable.

5.2   Distributions Upon Termination of Employment or Death.

      (a) Termination of Employment. A Participant becomes eligible for benefits from the Plan when his employment with the Employer Group terminations. The benefit payable shall be the entire Nonforfeitable balance of the Participant's Distributable Account.

      (b) Death. A Participant who dies prior to the date his Account is distributed, whether or not his employment with the Company or Employer Group has theretofore terminated, shall be eligible for a death benefit. The benefit payable shall be the entire Nonforfeitable balance of the Participant's Distributable Account.

5.3 Other Distributions and Payments. In addition to distributions described in Section 5.2 (Distributions Upon Termination of Employment or Death) or withdrawals that may be available to a Participant with respect to his Transferred Assets under Section 12.4 (Distribution of Transferred Assets), distributions or payments shall be available in the following circumstances.

      (a) Attainment of Age 59-1/2. A Participant who reaches an Attained Age of fifty-nine and one-half (59-1/2) shall be entitled to elect to receive a single sum distribution of all or part of the Nonforfeitable portion of his Account, whether or not his Company employment shall have terminated. A Participant shall be permitted to make such an election only once after becoming eligible to do so. Amounts distributed pursuant to this Section 5.3(a) shall be based upon the Participant's Nonforfeitable Account balance as of the Valuation Date immediately preceding the date of election and shall be taken from the Investment Funds as directed by the Participant or, if no direction is given, pro rata.

         (b) Hardship. A Participant who experiences a Financial Hardship, as defined in paragraph (iii) below, shall be eligible to receive a distribution from his Account (taken from the Investment Funds pro rata), to the extent necessary to relieve that Financial Hardship (which may include amounts necessary to pay any federal, state, or local income taxes or penalties reasonably anticipated to result from the distribution), subject to the restrictions set forth below.

                  (i) Amount. The amount available for distribution to a Participant as a Hardship Distribution under this
                           Section 5.3(b) shall be limited to the amount of the Participant's Elective Deferrals, plus earnings on Elective Deferrals credited prior to January 1, 1989.

                  (ii) Alternate Fund Sources Exhausted. A Participant may request a Hardship Distribution only if he has obtained all distributions, other than hardship distributions, and all nontaxable loans available to him as of the date of his request under this Plan and all Qualified plans maintained by the Employer Group.

                  (iii) Financial Hardship. For purposes of this Section 5.3(b), a Financial Hardship shall be deemed to exist if the Participant represents to the Committee that the proposed distribution is necessary because the Participant has experienced one (1) or more of the following circumstances:

                           (A) Unreimbursed expenses for medical care (as defined in Code Section 213(d)) incurred by the Participant or by the Participant's Spouse or dependents (as defined in Code
                                    Section 152) or necessary for these persons to obtain medical care described in Code
                                    Section 213(d);

                           (B) Costs directly related to the purchase (excluding mortgage payments) of the Participant's principal residence;

                           (C) Payment of tuition related educational fees or room and board for the next twelve (12) months of post-secondary education for the Participant or for the Participant's Spouse, children or dependents (as defined in Code
                                    Section 152);

                           (D)      Payments necessary to prevent the
                                    Participant's eviction from his principal residence or foreclosure of the mortgage on that residence;

                           (E) Such other circumstances as may from time to time be deemed to constitute financial hardship by the Commissioner of the Internal Revenue Service.

                  (iv) Limitation on Future Deferrals. A Participant who receives a distribution under this Section 5.3(b) shall be subject to the following restrictions concerning future salary deferrals.

                           (A) He shall be prohibited from reducing his Creditable Compensation pursuant to a Participation Agreement and from making elective contributions to any Qualified or nonqualified plan or 403(b) annuity program of the Employer Group for the period beginning on the date of the distribution and ending on the first Entry Date coincident with or next following the first anniversary of the distribution.

                           (B) Any Creditable Compensation reductions pursuant to a Participation Agreement during the Participant's taxable year immediately following the taxable year in which he received the distribution shall be limited to Nine Thousand Five Hundred Dollars ($9,500), as adjusted for such next taxable year, less the amount by which the Participant reduced his Creditable Compensation during his taxable year in which he received the distribution.

         (c) Occurrence of Certain Events. In the event the Company disposes of substantially all of the assets of a trade or business or disposes of its interest in a former subsidiary, then any Participant who continues employment with the corporation or other entity acquiring such assets or who continues employment with the subsidiary shall be entitled to receive a lump sum distribution of his interest in his Plan Account by reason of such event. In the event the Company terminates the Plan without establishing a successor defined contribution plan (within the meaning of Section 401(k)(10) of the Code), then Participants shall be entitled to receive lump sum distributions of the interests in their Nonforfeitable Plan Accounts on account of such termination. The provisions of this Section 5.3(c) shall supersede all other provisions of the Plan with respect to benefit payment methods and timing.

5.4      Loans to Participants.

         (a) General Rules. Pursuant to uniform rules consistently applied, the Corporate Office may, upon the written request of a Participant who is an active Employee or who is a former Employee who is a "party-in-interest" within the meaning of Section 3(14) of the Act and who is not an owner-employee described in Section 4975(d) of the Code, direct the Trustee to make a loan or loans to such Participant. The Corporate Office is responsible for administering all loans and shall make available to Participants written information describing the rules and procedures for applying for loans. The procedures shall be in written form and shall comprise the written document forming part of the Plan within the meaning of Department of Labor

Regulations Section 2550.408b-1. The procedures set forth in that document may be revised at any time by the Company, without requiring an amendment to this Plan document, even if the procedures, as revised, differ in certain respects from the specifications set forth below.

         (b) Requirements. The Corporate Office shall in its Discretion determine the amount, terms and conditions of any loan. All loans to Participants shall be subject to the following limitations:

                  (i) Maximum Amount. Any loan to a Participant, when added to the unpaid balance of any outstanding loans, if any, made to him pursuant to this Section 5.4, shall not exceed the lesser of:

                           (A) Fifty Thousand Dollars ($50,000) reduced by the excess (if any) of the Participant's highest outstanding balance of loans from the Plan during the one-year period ending on the day before the date on which the loan was made, over the outstanding balance of his loans from the Plan on the date on which the new loan is to be made; or

                           (B) One-half (1/2) of the balance of the Nonforfeitable portion of the Participant's Account as of the Valuation Date immediately preceding the date of the loan, less the unpaid balance of any loans made under this
                                    Section 5.4;

                           provided, however, that in determining the maximum amount of any loan to be made under this Section 5.4, all Qualified plans maintained by any member of the Employer Group shall be treated as one plan.

                  (ii) Number of Loans. No more than two (2) loans shall be outstanding at any time for any Participant; provided, however, that any loans transferred directly to the Plan from another Qualified plan may, if the Plan's loan procedures so provide, remain outstanding until repaid in accordance with the terms of the note evidencing its existence.

                  (iii) Minimum Loan Amount. The minimum loan amount shall be One Thousand Dollars ($1,000).

                  (iv) Term. Any loan must have a specified repayment date, which may in no event extend or be extended beyond five (5) years from the date the loan is made; provided, however, if the proceeds of the loan are to be used to acquire a dwelling unit which within a reasonable time (determined by the Corporate Office in its Discretion) is to be used (determined by the Corporate Office at the time the loan is made) as the principal residence of the Participant, the repayment date of the loan may extend beyond five (5) years from the date the loan is made but not beyond the date which is fifteen (15) years after the date the loan is made. The minimum loan repayment period is one (1) year, and the term of any loan shall be in a multiple of one (1) year.

                  (v) Interest; Security. Each loan shall bear interest at such reasonable rate as may be in effect at the time the loan is made, as determined by the Corporate Office in the manner described in written rules established by the Corporate Office and which are made available to Participants. All loans shall be adequately secured. The Corporate Office shall require the Participant to assign to the Trustee that portion of the Nonforfeitable balance of his Account, but not more than fifty percent (50%) of the Nonforfeitable portion of his Account, necessary to secure the loan.

                  (vi) Amortization. Except as determined by the Corporate Office in accordance with regulations promulgated by the Secretary of Treasury pursuant to Section 72(p) of the Code, any loan granted hereunder shall be amortized on a substantially level basis over its term and payments shall be required to be made not less frequently than quarterly.

                  (vii)    Repayment. Repayment of a loan made pursuant to this
                           Section 5.4(a) shall be by payroll deduction wherever possible. Repayment of a loan by a Participant who is not actively employed shall be by bi-weekly check sent to the Trustee. Loan repayments will be suspended under this Plan as permitted under Section 414(u)(4) of the Code.

                  (viii) Loan Processing Fee. The Plan may impose a one-time loan processing fee and/or other reasonable fee to each Participant who is granted a loan. The Corporate Office shall inform the Participant of the amount of any fees at the time his loan is made.

                  (ix) Loan Statement. Each Participant who receives a loan shall also receive a clear statement of the charges involved in such loan transaction, including the dollar amount and annual rate of finance charge.

                  (x) Effect on Investment Funds. The amount of any loan made pursuant to this Section 5.4(a) shall reduce the Participant's interest in the Investment Funds pro rata. Notwithstanding the preceding rule, Investment Funds may be reduced in such other manner as the Corporate Office, in its Discretion, may determine and make part of the written procedures governing loans to Participants.

                  (xi) Allocation of Interest. The unpaid balance of any loan, whether or not yet due, shall be deducted from the amount standing to the credit of the Participant in his Account for purposes of Section 4.4 (Periodic Adjustments to Accounts); provided, however, that interest paid by the Participant into the Trust Fund with respect to any such loan shall be allocated directly to the Participant's Account.

                  (xii) Effect on Distributions. No payment out of the Trust Fund shall be made to or in respect of a Participant or his Beneficiary (except under this Section 5.4 or Section 5.3(b) (Hardship)) unless and until all unpaid loans to such Participant have been satisfied in full. Loans in default under a note executed by a Participant pursuant to the rules and procedures governing Participant loans will be satisfied on the date the Trustee forecloses upon that portion of the Participant's Account which is used as security for the loan. The Trustee will foreclose upon that portion of the Participant's Account which is used as security for the loan when both the loan is in default and the Participant incurs an event which would permit him to receive a distribution under another provision of the Plan (other than Section 5.3(b) (Hardship)). The foregoing provisions shall not prevent the Trustee from reporting a loan in default as income to the Participant at any time permitted or required by Section 72(p) of the Code.

5.5      Payment of Benefits.

         (a) Application. Except as provided in Section 5.5(e) (Required Distributions) and Section 5.5(h) (Small Benefits), Participants, Beneficiaries and other persons eligible for benefits under the Plan shall make application for benefits on forms provided by the Committee and must consent, in writing, to a distribution from the Plan of benefits to which he is entitled. Notwithstanding anything herein to the contrary, no benefits shall be payable under the Plan with respect to any period which is before the date on which application for those benefits is received by the Committee in accordance with procedures established by it, unless the Committee determines that the delay was not due to negligence on the part of the Participant, Beneficiary or other person applying for benefits hereunder. The Committee may require any Participant, Beneficiary or other person applying for benefits to furnish to it any information reasonably necessary for the Proper administration of the Plan and if the applicant shall fail to furnish that information, the Committee may compute his benefits, if any, on any basis it deems reasonable. No benefits shall be paid unless proof satisfactory to the Committee evidencing entitlement to those benefits is presented to the Committee by the person or persons claiming the benefits.

         At least thirty (30), but not more than ninety (90) days before the Participant's Annuity Starting Date, the Plan Administrator shall notify the Participant of the benefits available to him, the optional forms for payment, if any, and, if the benefit is immediately distributable, his right, if any, to defer receipt of the distribution. Such notice shall be given in accordance with
Section 1.411(a)-11(c) of the Income Tax Regulations. The Participant's consent to the distribution may not be made before the Participant receives the notice and may not be made more than ninety (90) days before his Annuity Starting Date. Such distribution may commence less than thirty (30) days after the notice required under Section 1.411(a)-11(c) of the Income Tax Regulations is given, provided that:

                  (i) the Plan Administrator clearly informs the Participant that the Participant has a right to a period of at least thirty (30) days after receiving the notice to consider the decision of whether or not to elect a distribution (and, if applicable, a particular distribution option),

                  (ii) the Participant, after receiving the notice, affirmatively elects a distribution, and

                  (iii) the distribution is made at least seven (7) days after the notice is given.

         (b) Payment of Benefits Other Than Death Benefits. Subject to Sections 5.5(a) (Application), 5.5(e) (Required Distributions), and 5.5(i) (Deadline for Benefits), the Committee shall direct the Trustee to pay or arrange for payment of the benefits for which a Participant is eligible (except death benefits), using the Participant's entire Distributable Account (reduced by any prior distributions), as promptly as possible after the Valuation Date coincident with or next following the date the Participant becomes eligible for a benefit under
Section 5.2 (Distributions Upon Termination of Employment or Death), to him in a single lump sum.

         (c) Payment of Death Benefits. Upon the death of a Participant, the Committee shall (except as otherwise provided in Section 5.5(a) (Application)) direct the Trustee to pay or arrange as promptly as possible to pay, in the manner described below, the balance of such Participant's Distributable Account (reduced by any prior distributions) to his Surviving Spouse or, if there is no Surviving Spouse or if the Surviving Spouse has consented in the manner described in Section 5.5(d) (Spouse Consent), to his Beneficiary.

                  (i) Form for Payment. Death benefits shall be paid in a single lump sum payment.

                  (ii) Time for Payment. Payments under this Section 5.5(c) shall be made (or begin) within one (1) year following the date of the Participant's death, except that a Surviving Spouse may elect to delay receipt of such payment until the date on which the Participant would have reached an Attained Age of seventy and one-half (70-1/2).

                  (iii) Designation of Beneficiary. A Participant shall have the right to file with the Committee, at any time after his Plan participation commences, a written designation of Beneficiary, which designation may at any time be amended or revoked; provided, however, that:

                           (A)      No designation, and no amendment or
                                    revocation thereof, shall become effective if filed after such Participant's death.

                           (B) In the case of a married Participant, his designation of any Beneficiary other than his Spouse must be consented to by such Spouse in writing in accordance with the requirements of Section 5.5(d) (Spouse Consent).

                           (C) In the absence of an effective designation of Beneficiary, or if the Beneficiary shall not survive the Participant, then his death benefits shall be paid to the individual (or to the individuals in equal shares, per capita) in the first of the following classes of successive preference Beneficiaries in which there shall be any individual surviving such Participant:

                                    (1)     His Spouse,

                                    (2)     His children (or children of
                                            deceased children, per stirpes),

                                    (3)     His parents, or

                                    (4)     His brothers and sisters (or
                                            children of deceased brothers and
                                            sisters, per stirpes).

                                    In the event of the failure of all of the above categories, then said death benefits shall be paid to such Participant's estate.

                           (D) In determining who are "children" for the purposes of paragraph (C) above, adopted persons shall be treated as if they were the natural offspring of their adoptive parents.

                           (E) Any designation of the Participant's Spouse as a Beneficiary shall automatically immediately be revoked in the event of the Participant's divorce from his Spouse.

                           (F) In the event the Participant's Beneficiary disclaims his interest in any payments from the Plan, amounts payable as a result of the Participant's death shall thereafter be payable from the Plan as if the Beneficiary had predeceased the Participant. The Plan Administrator shall have no obligation to establish the validity of any disclaimer presented to it.

         (d) Spouse Consent. Whenever the consent of a Spouse is required with respect to any election, revocation of election, or designation of Beneficiary under Section 5.5(b) (Payment of Benefits Other Than Death Benefits) or 5.5(c) (Payment of Death Benefits), such consent shall be in writing, shall acknowledge the effect of the election, revocation or designation, and shall be witnessed by a notary public or by a Plan representative. There shall be no need to obtain the Spouse consent described in this Section 5.5(d), however, if the Participant establishes to the satisfaction of the Committee that the required consent may not be obtained because there is no Spouse, or because the Spouse cannot be located, or because of such other reasons as may be permitted by regulations promulgated by the Secretary of the Treasury. For purposes of this paragraph and
Section 5.5(b) (Payment of Benefits Other Than Death Benefits) and Section 5.5(c) (Payment of Death Benefits), a former Spouse shall be treated as a Spouse to the extent specified in a "qualified domestic relations order" within the meaning of Section 414(p) of the Code. A Spouse's consent hereunder is irrevocable unless the Participant changes his election and shall be limited to the Beneficiary and form of payment designated. The Spouse may, nevertheless, be permitted to consent generally to future Beneficiary changes by the Participant and alternate selections of forms of payment by the Participant without the need to obtain additional consent from the Spouse, provided that the general consent acknowledges that the Spouse has the right to limit consent to a specific Beneficiary and specific form of benefit, where applicable, and that the Spouse voluntarily relinquishes both rights. A Spouse's general consent is irrevocable, except that it must be given whenever a Participant's election is required to be given in order to be or to continue to be effective.

         (e)      Required Distributions.

                  (i) Rule for Participants Who Reach Age Seventy and One-Half (70-1/2) Before January 1, 1999. Notwithstanding any other provisions of the Plan to the contrary, payment of the Plan benefits of any Participant shall commence not later than the April 1 following the calendar year in which he reaches an Attained Age of seventy and one-half (70-1/2), for any Participant who is a person described in 1.1(oo)(i)(C), and, for Plan Years beginning on or after January 1, 1989, for any Participant.

                  (ii) Rule for Participants Who Reach Age Seventy and One-Half (70-1/2) After December 31, 1998. Notwithstanding any other provisions of the Plan to the contrary, payment of the Plan benefits of any Participant who is a person described in Section 1.1(oo)(i)(C) shall commence not later than the April 1 following the calendar year in which he reaches an Attained Age of seventy and one-half (70-1/2), and for any Participant who is not a person described in
                           Section 1.1(oo)(i)(C), not later than the later of the April 1 following the calendar year in which he reaches an Attained Age of seventy and one-half (70-1/2) or in which his Company employment terminates.

                  (iii) Form of Payment. Payments required to be made pursuant to this Section 5.5(e) may be made in any form permitted under Section 5.5(b) (Payment of Benefits Other Than Death Benefits), as elected by the Participant, but shall not be in an amount less than the amount required to be distributed to such Participant pursuant to Section 401(a)(9) of the Code and regulations promulgated thereunder. All distributions under this Section 5.5(e) shall be determined and made in accordance with such regulations, including the incidental benefit requirements of Prop. Treas. Reg. Section 1.401(a)(9)-2.

                  (iv) Duration of Benefits and Life Expectancy Determinations. Notwithstanding any election to the contrary, benefits payable under this Section 5.5(e) shall continue for a period not exceeding the life or, if applicable, the joint lives of the Participant and his Beneficiary, or over the life expectancy of the Participant and his Beneficiary. In determining the duration of payments and thus the amount which must be distributed under this Section 5.5(e), unless otherwise elected by the Participant by the time distributions are required to begin, life expectancies shall be recalculated annually. Any election by the Participant to the contrary shall be irrevocable and shall apply to all subsequent years. In the event of the Participant's death, the life expectancy of a Surviving Spouse designated as his Beneficiary may be substituted for that of the Participant and the Surviving Spouse shall have the right to elect not to have her life expectancy recalculated annually. Any such election by a Surviving Spouse shall be irrevocable and shall apply to all subsequent years. The life expectancy of a non-Spouse Beneficiary may not be recalculated. "Life expectancy" shall mean the life expectancy (or joint and last survivor expectancy) calculated using the Attained Age of the Participant (or designated Beneficiary) as of the Participant's (or designated Beneficiary's) birthday in the applicable calendar year. The applicable calendar year shall be the first distribution calendar year. If annuity payments commence before the required beginning date, the applicable calendar year is the year such payments commence. Life expectancy and joint and last survivor expectancy are computed by use of the expected return multiples in Tables V and VI of
                           Section 1.72-9 of the Treasury Regulations.

         (f) Permanent Elections. Once benefit payments have commenced under any provision of this Plan, neither the Participant nor his Beneficiary may change his election of payment method, except to the extent specifically permitted under the particular payment method selected. If the Participant dies after his Annuity Starting Date, the benefit shall be paid as elected by the Participant in accordance with Section 5.5(b) (Payment of Benefits Other Than Death Benefits). In any other case, the benefit payable with respect to a deceased Participant shall be a death benefit, subject to the provisions of Section 5.5(c) (Payment of Death Benefits).

         (g) Unclaimed Benefits. To the extent not inconsistent with applicable state law, in the event any benefit payment is unclaimed and the Committee is unable to determine the whereabouts of a Participant, Beneficiary or other person whose benefits from the Plan are due and owing within three (3) years from the date the benefit would otherwise be payable (which date shall be determined, in the event an application for benefits pursuant to Section 5.5(a) (Application) shall not have been filed, as if such application had been filed on the date the Participant's benefits under the Plan would have been required to commence pursuant to Section 5.5(e) (Required Distributions)), the right to the benefit shall be forfeited and revert to and become a part of the Trust Fund (to be used to reduce any Company Contribution which coincides with or follows the date such amount is treated as forfeited); provided, however, that the amount forfeited pursuant to this Section 5.5(g) shall be reinstated (initially from current contributions and forfeitures) if the person to whom the benefit is due and owing subsequently makes written application therefor to the Committee. The effective date for reinstatement of the benefit shall be the date that the written application for benefits is received by the Committee.

         (h) Small Benefits. Notwithstanding anything herein to the contrary, if the aggregate balance in a Participant's Distributable Account has at no time exceeded One Thousand Dollars ($1,000), upon the Participant's becoming entitled to payment of his benefits as a result of his death, retirement, or termination of employment, the Committee shall direct the Trustee to pay his benefit to him, or his Beneficiary, as the case may be, in a single lump sum payment as soon as administratively feasible following the event which entitles him to payment of benefits. If the aggregate balance in the Participant's Distributable Account does not at the time of any distribution (including at the time of any previous distribution) exceed Three Thousand Five Hundred Dollars ($3,500) (or, effective for Plan Years beginning after August 5, 1997, Five Thousand Dollars ($5,000)), then upon the Participant's becoming entitled to payment of his benefits as a result of his death, retirement, or termination of employment, the Committee shall direct the Trustee to pay his benefit to him or to his Beneficiary, as the case may be, in a single lump sum payment as soon as administratively feasible thereafter but not later than the end of the second Plan Year following the termination of the Participant's employment with the Employer Group, regardless of whether the Participant or Beneficiary has applied therefor in accordance with Section 5.5(a) (Application) or whether the Participant's Spouse has consented thereto. In determining the balance of a Participant's Distributable Account for purposes of this Section 5.5(h) only, there shall be aggregated with the final balance all in-service distributions previously made from the Plan to the Participant.

         (i) Deadline for Benefits. Except as provided in Sections 5.5(a) (Application) and 5.5(e) (Required Distributions), which may require payments to begin earlier than required by this Section 5.5(i), or unless the Participant elects otherwise (which election shall be presumed absent an application for benefit commencement submitted by the Participant in accordance with Section 5.5(a) (Application)), the payment of benefits under the Plan to such Participant shall begin not later than the sixtieth (60th) day after the close of the Plan Year in which occurs the latest of the following:

              (i)   His reaching his Normal Retirement Age.

              (ii) The tenth (10th) anniversary of the date he commenced participation in the Plan.

              (iii)    The termination of his employment with the Employer
                       Group.

Notwithstanding the foregoing, if the amount of the payment required to commence on the date determined pursuant to this Section 5.5(i) cannot be ascertained by such date or if the Committee has been unable to locate the Participant after making reasonable efforts to do so, a payment retroactive to such date may be made no later than sixty (60) days after the earliest date on which the amount of such payment can be ascertained under the Plan or the date on which the Participant is located (whichever is applicable).

         (j) Direct Rollovers. A Distributee may elect, at the time and in the manner prescribed by the Plan Administrator, to have any portion of an Eligible Rollover Distribution paid directly to an Eligible Retirement Plan specified by the Distributee in a Direct Rollover.

5.6      Benefit Recipients.

         (a) Distributions to Participants. Payment of Plan benefits shall be made only to the Participant or, if applicable, to his Beneficiary; provided, however, that the entire balance of a Participant's Account may, at the election of the Participant, be transferred directly to the trustee of another Qualified plan if the other plan provides for receipt of such transfers and advises the Committee in writing that it will accept the transfer or to the trustee or custodian of an Individual Retirement Account (as described in Section 219 of the Code). A Participant's Account for purposes of such transfer shall be valued as of the Valuation Date on or immediately preceding the date of such transfer, and shall include any Elective Deferrals made subsequent to that Valuation Date.




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
      (b) Distributions to Minors and Incompetent Individuals. If an individual to whom benefits shall be distributable hereunder shall be a minor or adjudged mentally incompetent, the Committee may in its Discretion direct the Trustee to distribute all or part of such benefits by one or more of the following methods:

           (i)      Directly to such minor or incompetent individual;

           (ii)     To the legal guardian of such individual; or

           (iii) To another person for the use or benefit of such individual, but only if pursuant to an order of a court of competent jurisdiction.

Neither the Committee nor the Trustee shall be required to see to the application of any such distributions. Distributions made pursuant to this
Section 5.6 shall operate as a complete discharge of the Committee, Trustee, the Company and the Trust Fund.

5.7 Payment Medium. Benefits payable pursuant to the Plan shall be paid in cash except that Pulte Corporation stock may be distributed in kind.

5.8 Distribution of Excess Deferrals. A Participant who determines that he has made Excess Deferrals under this Plan or a combination of this Plan and other retirement plans in which he may participate shall have the right to notify the Committee of the Excess Deferrals and receive a distribution of those Excess Deferrals attributable to the Plan in accordance with this Section 5.8.

      (a) Notification to Committee. The Participant may notify the Committee in writing not later than the March 1st next following the calendar year in which such Excess Deferrals were made that he has allocated all or a portion of his Excess Deferrals to the Plan; provided, however,



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
that a Participant is deemed to have notified the Plan of Excess Deferrals to the extent that the Excess Deferrals arise by taking into account only his Elective Deferrals to this Plan.

      (b) Timing of Distribution. If a Participant notifies the Committee of Excess Deferrals allocable to the Plan in accordance with Section 5.8(a) (Notification to Committee), the Committee shall distribute the portion of the Excess Deferrals which the Participant has allocated to the Plan, along with any income attributable to such amount, to that Participant not later than the April 15th next following the calendar year in which such Excess Deferrals were made. Income attributable to Excess Deferrals shall be calculated under any method permitted under Section 4.2(a)(iv)(B) (Determination of Income).

5.9 Payments Pursuant to a Qualified Domestic Relations Order. Notwithstanding any other provision of the Plan to the contrary, the Committee may instruct the Trustee/Insurer to make payments to an alternate payee, pursuant to the terms of a qualified domestic relations order (within the meaning of Section 414(p) of the Code), at a time when distributions may not otherwise be permitted under the Plan.

                                   ARTICLE VI
                             TOP HEAVY REQUIREMENTS

6.1 Applicability. For each Plan Year in which the Plan is Top Heavy within the meaning of Section 6.2 (Determination of Top Heavy Status), the restrictions set forth in Section 6.3 (Top Heavy Restrictions) shall apply.

6.2 Determination of Top Heavy Status. For any Plan Year, the determination as to whether the Plan is Top Heavy shall be made in accordance with the following rules:

     (a) General Rule. The Plan shall be determined to be Top Heavy if, as of the Determination Date, the sum of the Account balances of all Participants who are Key Employees exceeds sixty percent (60%) of the sum of the Account balances of all Key Employees and Non-Key Employees.

     (b)  Required Aggregation. Notwithstanding Section 6.2(a) (General
Rule), however, there shall be aggregated with the Plan, for purposes of determining the Plan's Top Heavy status, each other plan of the Company (and of any member of the Employer Group):

          (i)      in which a Key Employee is a participant, or

          (ii) which enables either the Plan or any plan described in (i) above to meet the requirements of Section 401(a)(4) or 410(b) of the Code.

     (c) Optional Aggregation. Notwithstanding Section 6.2(a) (General Rule) or Section 6.2(b) (Required Aggregation), any plan of the Company or of any member of the Employer Group, other than those which are described in Section 6.2(b) (Required Aggregation), may, at the election of the Plan Administrator, be considered with the Plan for the purpose of determining the existence of Top Heavy status, so long as the aggregated plans, considered as a group, would satisfy the requirements of Sections 401(a)(4) and 410(b) of the Code.

         (d) Aggregation Rule. In the event any other plan is considered with the Plan for purposes of determining the existence of Top Heavy status whether pursuant to Section 6.2(b) (Required Aggregation) or 6.2(c) (Optional Aggregation), the Plan shall be considered Top Heavy only if the sum of (i) and
(ii) below exceeds sixty percent (60%) of (iii), where

               (i) is the sum of the account balances (within the meaning of Section 416(g) of the Code) of all Key Employees under all of the defined contribution plans which are being aggregated;

               (ii) is the sum of the present values of the accrued benefits (within the meaning of Section 416(g)(4)(F) of the Code) for Key Employees under all of the defined benefit plans which are being aggregated; and

               (iii) is the sum of the account balances and present values of accrued benefits (within the meaning of Section 416(g) of the Code) for all Key Employees and Non-Key Employees under all plans which are being aggregated.

For purposes of this Section 6.2(d), the values of account balances and present values of accrued benefits for plans being aggregated with the Plan shall be determined as of the determination date of such plan(s) which falls within the same calendar year as the Determination Date for the Plan.

         (e) Special Computation Rules. The following rules shall be applied in determining the Top Heavy status of the Plan under this Section 6.2 and for purposes of aggregating the Plan with another plan of the Company (or Employer Group) in order to evaluate the Top Heavy status of such other plan.

               (i)      The value of an Account for purposes of this Section
                        6.2 shall mean its balance as of the Valuation Date coincident with or next preceding the Determination Date, including Company contributions, if any, actually made after the Valuation Date but on or before the Determination Date.

                  (ii) The value of an Employee's (or former Employee's) Account shall be increased by the value of all distributions to that Employee (or former Employee) from the Plan, and from any terminated plan which, had it not been terminated, would have been required to be aggregated with the Plan under Section 6.2(b) (Required Aggregation), including any direct transfers to the trustee of another plan, but excluding distributions which are rolled over or transferred by the Employee to another plan maintained by a member of the Employer Group, occurring during the five (5) year period ending on the Determination Date unless already included in the value of the Account under (i).

                  (iii) If an Employee has not performed any services for the Employer Group during the five (5) year period ending on the Determination Date, his Account shall not be considered.

                  (iv) The value of an Account shall include the allocable portion of any contribution which is required to be made under Code Section 412 to any plan which is aggregated with the Plan pursuant to Section 6.2(b) (Required Aggregation) or Section 6.2(c) (Optional Aggregation), and which would be allocated as of any date not later than the Determination Date, whether or not such contribution has been made or is due as of the date of computation.

                  (v) Transferred Assets shall be excluded in determining the value of an Employee's (or former Employee's) Account for purposes of this Section 6.2 if the transfer occurred at the initiation of the Employee (or former Employee) and did not include funds distributed from a plan maintained by any member of the Employer Group.




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

            (vi) The Account of any individual who is a Non-Key Employee, but who was a Key Employee for any prior Plan Year, shall not be taken into account.

            (vii) The accrued benefit of a Participant (other than a Key Employee) shall be determined under the method, if any, that uniformly applies for accrual purposes under all defined benefit plans maintained by the Employer Group, or, if there is no such uniform method, as if such benefit accrued not more rapidly than the slowest accrual rate permitted under the fractional rule of Code Section 411(b)(1)(C).

6.3 Top Heavy Restrictions. For each Plan Year in which the Plan is determined to be Top Heavy, the following requirements shall become effective, superseding, for that Plan Year, any other provisions of the Plan to the contrary.

      (a)   Minimum Required Allocation For Non-Key Employees.

            (i) General. Prior to performing an allocation of Company Contributions (and forfeitures, if applicable) for the Plan Year pursuant to Section 4.1 (Participants' Shares of Contributions), the Committee shall allocate to the Account of each Participant who is a Non-Key Employee, and who, as of the last day of the Plan Year, has not terminated his Company employment, whether or not that Participant is otherwise entitled to an allocation pursuant to Section 4.1 (Participants' Shares of Contributions), an amount from Company Contributions and forfeitures equal to three percent (3%) of such Participant's Total Compensation. The balance, if any, of Company Contributions and forfeitures for the Plan Year shall then continue to be allocated in accordance with the provisions of Section 4.1 (Participants' Shares of Contributions).

                  (ii) Adjustment for Small Contributions. Notwithstanding the provisions of Section 6.3(a)(i) (General), the amount which is required to be allocated to the Accounts of Participants who are Non-Key Employees need not be greater than the largest allocation to the Account of a Key Employee Participant, expressed as a percentage of that Key Employee's Total Compensation, as limited by Code Section 401(a)(17). For purposes of determining the largest allocation to the Account of a Key Employee Participant, Elective Deferrals shall be included.

                  (iii) Alternative Method for Satisfying the Minimum Allocation Requirement. In the event a Participant who is a Non-Key Employee (who is entitled to a minimum allocation pursuant to Section 6.3(a)(i) (General)) participates both in this Plan and another Qualified plan of the Employer Group, then:

                           (A) If the other plan is a defined contribution plan, any Company contributions made for the Participant to the other plan may be considered contributions made toward the minimum required allocation for the Participant under this Plan.

                           (B) In the event the other plan is a defined benefit plan, such Participant shall receive a minimum annual benefit under the defined benefit plan equal to the lesser of twenty percent (20%) of the Participant's average Total Compensation (as described in (1), below) or two percent (2%) of the product of
                                    (1) and (2), where

                                    (1)     is the Participant's average Total
                                            Compensation for the five (5)
                                            consecutive calendar years which are
                                            included in the Participant's Years
                                            of Service, which begin after



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



                                            December 31, 1983, during which the
                                            Plan was Top Heavy, and which
                                            produce the highest average, and

                                    (2)     is the number of the Participant's
                                            Years of Service (but not more than
                                            ten (10)) completed in Plan Years
                                            which begin after December 31, 1983,
                                            during which the Plan was Top Heavy.

         (b) Adjustments to Limitations on Annual Additions and Benefits. For Limitation Years beginning prior to January 1, 2000, the formulas set forth in
Section 1.1(r) (Defined Contribution Plan Fraction) and Section 1.1(q) (Defined Benefit Plan Fraction) shall be modified by the substitution of 1.00 in place of
1.25 wherever 1.25 appears in those formulas; provided, however, that 1.0 shall not be substituted in place of 1.25 in the formulas if the Plan is not Super Top Heavy and if a minimum allocation in an amount equal to that determined by substituting four percent (4%) for three percent (3%) in each place where three percent (3%) appears in Section 6.3(a)(i) (General) is provided or is satisfied by provision of benefits as described in Section 6.3(a)(iii) (Alternative Method for Satisfying the Minimum Allocation Requirement) (in an amount determined by substituting three percent (3%) for two percent (2%) wherever two percent (2%) appears in Section 6.3(a)(iii)(B)).



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
                                   ARTICLE VII
                            TERMINATION OF EMPLOYMENT

7.1 Dissolution. If a Participant's employment with the Company terminates by reason of complete or partial liquidation or dissolution of the Company, then the Participant's employment shall be deemed to have terminated under Section
5.2 (Distributions Upon Termination of Employment or Death), as the case may be, as of the effective date of the liquidation or dissolution.

7.2 Termination in Other Circumstances. If a Participant's employment terminates for any reason other than the liquidation or dissolution of the Company under Section 7.1 (Dissolution), he shall be entitled to only such benefits as are provided by Article V (Benefits and Distributions).

7.3 Temporary Absence and Military Service. Any absence from active employment, other than during vacations, holidays and nonbusiness hours, constitutes the termination of employment, except as follows:

      (a) Leaves, Illness, Layoffs. Absence for less than one (1) year on account of

           (i)      illness,

           (ii)     mental or physical disability,

           (iii) an occurrence for which leave is taken which qualifies under FMLA (if the provisions of FMLA apply to the Company),

           (iv) leave of absence granted in accordance with uniform rules so that all Employees in similar circumstances are treated alike, or temporary layoff

                           (whether or not of indefinite duration). If, however, a Participant does not resume active employment within thirty (30) days from the expiration of the illness, disability or non-FMLA leave of absence, or if he fails to resume and maintain active employment for thirty (30) calendar days after the expiration of a FMLA-qualified leave, or if he fails promptly to report for work upon being recalled from the layoff, his employment or participation, as the case may be, shall terminate upon his recovery from illness or disability or the expiration of his leave of absence or his being recalled from temporary layoff, as the case may be.

         (b) Armed Forces. Absence for the purpose of becoming a member of the Armed Forces of the United States; provided, however, that if he does not resume active employment within the period during which he has reemployment rights under the Uniformed Services Employment and Re-employment Readjustment Act, as amended or superseded, his employment shall be deemed to have terminated on the date his absence began.

         (c) Inactive Status. During any period when a Participant or other Employee is not in fact actively employed by the Company, he shall not be regarded as receiving any Creditable Compensation except that which the Company actually pays to him during the period.

         (d) Short Absences. An absence not exceeding twenty (20) working days shall not constitute a termination of employment if employment is immediately thereafter resumed and the Committee shall determine in its Discretion that the Participant in question had a satisfactory excuse for the absence.

         (e) Corrective Actions. If contributions or other credit or debit items are allocated to a Participant's Account due to the provisions of Section 7.3(a) (Leaves, Illness, Layoffs) or 7.3(b) (Armed Forces), and it is later determined that the Participant's employment should have terminated, then the Trustee upon notification thereof shall treat such allocations as erroneous and shall, within the limits of practicality, endeavor to undo the effects of the allocation.

      (f) Mutual Agreement. The foregoing provisions of this Section 7.3 shall not prevent the Company and the Participant or other Employee in question from mutually determining that his status as an Employee shall terminate at any designated time, either with or without cause.

7.4 No Longer Covered Employee. During any Plan Year in which a Participant has at no time been a Covered Employee, he shall not be deemed a Participant for purposes of allocations under Section 4.1 (Participants' Shares of Contributions) even though he may for other purposes still be a Participant; provided, however, that if such failure is due to absences which are counted as periods of employment under Section 7.3 (Temporary Absence and Military Service), then Section 7.3 (Temporary Absence and Military Service) shall be controlling rather than this Section 7.4.

                                  ARTICLE VIII
                              COMMITTEE AND COMPANY

8.1   Composition of Committee.

      (a) Appointment of Members. The Plan shall be administered by a Committee of three (3) or more Employees (or other individuals familiar with the affairs and personnel of the Company) who shall be appointed by, and hold office at the pleasure of, the Board of Directors of Pulte Home Corporation. Vacancies in the Committee resulting from death, resignation, removal or otherwise shall be promptly filled by the Board of Directors of Pulte Home Corporation, but the Committee may exercise its powers and authority notwithstanding the existence of vacancies. At any time that there are no current members of the Committee, Pulte Home Corporation shall perform the functions of the Committee.

      (b) Plan Administrator. Whosoever performs the functions of the Committee shall be the Plan Administrator as defined in the Act.

8.2 Removal and Resignation. A member of the Committee may resign at any time upon not less than ten (10) days' written notice to the Board of Directors of Pulte Home Corporation specifying the effective date of the resignation. A member may be removed or appointed by such Board for any reason or for no reason and at any meeting of the Board, whether or not called for that purpose.

8.3 Actions. The Committee shall act by a majority of its members at the time in office, and such action may be taken either by vote at a meeting or in writing without a meeting. A member of the Committee shall not vote or act on any matter relating solely to himself.

8.4 Officers. The Committee may appoint from among its number a Chairman to preside at its meetings and a Secretary, who need not be a member, to keep records of its meetings and activities and to perform other duties and functions that the Committee may prescribe. It may in like manner designate any one or more of its members or its Secretary to execute any instrument or document upon its behalf, and the action of that person shall have the same force and effect as if taken by the entire Committee. In the event of such authorization, the Committee shall in writing notify the other Administrative Parties of the action, and those parties shall be entitled to rely upon such notification until the Committee gives written notification to the contrary.

8.5 Duties of Employer. In addition to its other duties and responsibilities set forth in this Plan, the Employer shall:

      (a) Provide Notification. Notify Covered Employees of the Plan and Trust, including the basic provisions thereof, and keep them and the other Administrative Parties advised from time to time of any contributions thereto, any substantial changes therein, and any discontinuance, suspension or termination thereof, as well as the identities of, and any changes in, the Committee members and the Trustee.

      (b) Maintain Records. Maintain records with respect to each Employee sufficient to determine the benefits due, or which may become due, to such Employee under the Plan.

      (c) Furnish Information. Furnish the Committee with all information necessary for the performance of the Committee's duties under this Plan.

      (d) Furnish Lists and Data. Promptly after each Anniversary Date, or such other date or dates as may be necessary to the Proper administration of the Plan, furnish the Committee and the Trustee with a reasonably detailed list of all Participants, and of all Covered Employees who are eligible to become Participants, as of such Anniversary Date (or other date).

      (e) Make Available Materials. Make available to the Committee for its inspection, at all reasonable times, all such books and records of the Company as may be reasonably necessary for the Committee's performance of its duties under this Plan, including but not limited to the Company's personnel records, annual reports and financial statements; provided, however, that the Committee shall not be required to make such inspection but may in good faith rely upon any statement or information furnished by or on behalf of the Company.

8.6 Duties of Committee. In addition to its other duties and responsibilities set forth in this Plan, the Committee shall:

      (a) Maintain Data. Maintain or cause to be maintained the data and information necessary for the administration of the Plan, including all statements, reports and other information furnished to it by the other Administrative Parties.

      (b) Make Records Available. Make available to each Participant, at all reasonable times during business hours, a copy of this Plan and such of the Committee's records as pertain to such Participant or his Account.

      (c) Provide Forms. Furnish Participants at appropriate times, or upon request, with forms for designations of Beneficiary and methods of settlement, as provided in Section 5.5(c) (Payment of Death Benefits) and for election of distribution options, obtaining Spouse consent, if necessary, explanations of retirement benefit options and any other form or notice required for the Proper operation of the Plan.

      (d) Accept/Reject Forms. Indicate acceptance or rejection of designations of Beneficiaries or methods of settlement.

      (e) Furnish Allocation Information. Promptly furnish to the Trustee the information necessary to determine the amount allocable to each Participant's Account.

         (f) Furnish Participant Information. Furnish to the Trustee such other certificates, information and documents as the Trustee may reasonably require, relating (but not limited) to such matters as: the identities and addresses of all Participants and Beneficiaries; the age, compensation, and employment record of every Participant; and the date of, and reasons for, termination of a Participant's employment.

         (g) Establish and Administer Investment Funds. Establish, from time to time, Investment Funds consistent with the Plan's funding policy, and establish procedures by which Participants can elect to invest their Accounts in the Investment Funds pursuant to Section 9.7 (Investment Funds).

8.7 Duties of the Plan Administrator. In addition to those duties imposed upon the Plan Administrator by the Act or by other provisions of this Plan, the Plan Administrator shall:

         (a) Establish Procedures for Benefit Claims. Adopt and notify all Participants of the terms of a uniform claims procedure which provides (i) a procedure for claiming benefits under the Plan; (ii) adequate written notice to any Participant or Beneficiary whose claim for benefits under the Plan is denied, setting forth the reasons for such denial; and (iii) a reasonable opportunity to any Participant or Beneficiary whose claim for benefits is denied to obtain full and fair review of the decision of the Plan Administrator denying such claim.

         (b) Establish Rules for Participation Agreements. Establish and communicate to Covered Employees a procedure for execution and delivery of Participation Agreements and develop and communicate to Covered Employees administrative rules concerning designation of participation levels, timing of designations, and related matters.

         (c) Establish Procedures for Domestic Relations Orders. Establish reasonable procedures for determining the existence of a "qualified domestic relations order" within the meaning of Section 414(p) of the Code and notify affected persons of such procedures.

8.8   Claims Procedure.

      (a) Written Notice. If a claim for benefits under the Plan is denied, in whole or in part, the claimant shall be notified in writing of the denial, the specific reason for the denial and the Plan provisions on which the denial is based, within ninety (90) days after the claim has been filed with the Committee. Such claimant shall also be advised whether any additional material or information is necessary to perfect the claim and shall be provided with an explanation of the reasons why such material is necessary and with an explanation of the Plan's claim review procedure under Section 8.8(b) (Appeals).

      (b) Appeals. In the event a claim for benefits under the Plan is denied, in whole or in part:

           (i) The claimant (or his duly authorized representative) shall be entitled to request in writing a review of the denial of his claim by the Committee within sixty
                    (60) days after the claimant receives notice of the denial of his claim.

           (ii) The claimant (or his duly authorized representative) may review pertinent Plan documents and submit issues and comments to the Committee in writing.

           (iii) All written claims that are neither granted nor denied in accordance with Section 8.8(a) (Written Notice) shall be deemed denied and the claimant shall be deemed to have filed a written request for review.

           (iv) The decision of the Committee on review shall be rendered within sixty (60) days after the request for review is received by the Committee unless special circumstances require an extension of time for processing the claim, in which case a decision shall be rendered not later than one hundred twenty (120) days after receipt of a request for review by the Committee.

      (v) The claimant shall be furnished with written notice of any such extension of time prior to the commencement of the extension.

      (vi) If the decision of the Committee on review is not furnished within the time specified in paragraph (iv) above, the claim shall be deemed denied on review.

      (vii) The decision of the Committee on review shall be in writing and shall include specific reasons for the decision and specific references to the pertinent Plan provisions on which the decision is based.

      (viii)   The decision of the Committee on review is final.

8.9 Powers. The Committee shall have any and all powers and authority which shall be Proper to enable it to carry out its duties under this Plan, including by way of illustration and not limitation (i) the powers and authority contemplated by the Act and by the Code with respect to Qualified plans and (ii) the powers and authority to make rules and regulations in respect of the Plan not inconsistent with this Plan, the Code or the Act and to determine, consistently therewith, all questions that may arise as to the status and rights of Participants and Beneficiaries and any other persons. The Employer shall likewise have any and all powers and authority which shall be Proper to enable it to carry out its duties under this Plan. The Committee may retain such consultants, attorneys, or advisors as it may deem Proper in order to carry out its duties under the Plan and the fees and expenses for retaining such attorneys, consultants, or advisors may be charged as an expense of the Plan.




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8.10   Discretion; Nondiscrimination. Wherever it is provided in this Plan that the Committee or its delegee may perform or not perform any act, or permit or consent to any action, nonaction or procedure, or wherever the Committee is given discretionary power or authority, the Committee shall have exclusive Discretion in the premises; provided, however, that the Committee shall not exercise its Discretion in such a manner as to violate the Code or the Act or knowingly to discriminate either for or against any Participant, Covered Employee or Beneficiary or any group of such persons.

8.11 No Separate Committee. Notwithstanding the foregoing provisions of this Article VIII:

       (a) If and while there are one (1) or more persons comprising the Committee and the Trustee who are identical, the separation in this Plan of the responsibilities, rights, powers, authority, and functions of the Committee and Trustee respectively shall be disregarded; said persons shall act and serve in both said capacities combined; and they need not furnish information, directions, instructions or notices, or make reports or demands, by themselves in one such capacity to themselves in the other such capacity.

       (b) If and while there is no Committee, either because none is designated or no one (1) or more persons are at the time in question actively serving as members thereof, the responsibilities, rights, powers, authority, and functions of the Committee shall be vested in the Employer; and the Employer and Committee need not furnish information, directions, instructions or notices, or make reports or demands, one to the other.

8.12   Fiduciaries and Named Fiduciaries.

       (a) Identity. The Employer, the Committee and the Trustee shall be named fiduciaries under the Plan, within the meaning of Section 402(a) of the Act, solely to the extent of their respective responsibilities specified in the Plan and the Trust. The Committee shall exercise all



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

discretionary authority and control which is not specifically granted to the Employer or the Trustee with respect to management of the Plan.

         (b) Responsibility. Each fiduciary (including named fiduciaries) under this Plan shall be solely responsible for its own acts or omissions. Except to the extent required by the Act, no fiduciary shall have the duty to question whether any other fiduciary is fulfilling all of the responsibilities imposed upon such other fiduciary by Federal or State law. No fiduciary shall have any liability for a breach of fiduciary responsibility of another fiduciary with respect to this Plan unless it participates knowingly in such breach, knowingly undertakes to conceal such breach, has actual knowledge of such breach and fails to take reasonable remedial action to remedy said breach or, through its negligence in performing its own specific fiduciary responsibilities which give rise to its status as a fiduciary, it enables such other fiduciary to commit a breach of the latter's fiduciary responsibility.

         (c) Prior Actions. No fiduciary shall be liable with respect to a breach of fiduciary duty if such breach is committed before it became a fiduciary or after it ceased to be a fiduciary.

         (d) Allocation of Responsibility. The named fiduciaries may allocate their fiduciary responsibilities (other than trustee responsibility within the meaning of Section 405(c)(3) of the Act) among themselves and may make provision for the delegation of fiduciary responsibility (other than trustee responsibility within the meaning of Section 405(c)(3) of the Act) under the Plan to persons who are not named fiduciaries of the Plan. Such allocation or delegation shall be accomplished by a written instrument executed by the named fiduciary or fiduciaries in question, which instrument may be revoked at any time by the named fiduciary. If the fiduciary responsibilities (other than trustee responsibility within the meaning of Section 405(c)(3) of the Act) of a named fiduciary are allocated or delegated to any other person, the named fiduciary shall not be liable for the acts or omissions of such person, except to the extent that the named fiduciary violated Section 404(a)(1) of the Act:




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               (i)      With respect to such allocation or delegation, or

               (ii) With respect to the establishment or implementation of the method for accomplishing such allocation or delegation specified above, or

               (iii)    By continuing such allocation or delegation.

         (e) Multiple Capacities. Any person or entity may serve in more than one (1) fiduciary capacity under the Plan, as, for example, serving on the Committee and as Trustee.

         (f) No Relief for Fraud. Nothing in this section shall be deemed to relieve any person from liability for his own willful misconduct or fraud.




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
                                   ARTICLE IX
                  THE TRUSTEE AND TRUST AGREEMENT; INVESTMENTS

9.1 The Trustee. The Employer has entered into a Trust Agreement with First Trust National Association, under the terms of which a Trust Fund has been established to receive and hold contributions payable by the Company pursuant to the Plan. The Trustee may be removed and replaced by any successor Trustee, from time to time by action of Pulte Home Corporation.

9.2 Form and Terms of the Trust Agreement. The Employer may from time to time modify the form and terms of the Trust Agreement to accomplish the purposes of the Plan.

9.3 Fiduciary of Trust Fund. Except to the extent that such authority and duty are transferred to the Employer, the Committee, Participants, within the meaning of Section 404(c) of the Act, or an Investment Manager pursuant to the Plan or the Trust Agreement, the Trustee shall be the fiduciary with respect to the investment, management and control of the Trust Fund with full Discretion, management and control thereof. The Employer may transfer to itself, the Committee, an Investment Manager or Participants the authority and duty to direct the investment of all or part of the Trust Fund. Such transfer shall be made by written instrument executed on behalf of the Employer and by the party so appointed (if other than Participants), who shall thereby acknowledge that he is a fiduciary under the Plan with respect to investments of the Plan's assets. If such authority and duty have been transferred to the Committee, the Committee may appoint an Investment Manager in the same manner as provided for above to direct the investment and management of the assets of the Trust Fund. Upon any such transfer of authority and duty, the Company, the Committee or the Investment Manager, as the case may be, shall be the fiduciary with respect to the investment and management of such assets of the Trust Fund, and the Trustee shall be relieved of all responsibility with respect to the investment and management thereof.




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
9.4 Transfer of Investment Authority. In the event that the authority and duty to direct the investment of all or part of the Trust Fund are transferred to a party other than the Trustee, the following rules shall apply.

      (a) Transfer to Employer. If investment direction is transferred to the Employer or the Committee, the Trustee shall not be liable or responsible for the consequences arising from the Trustee's compliance with the directions of the Employer or the Committee which are made in accordance with the terms of the Trust and which are not contrary to the provisions of applicable law regulating such investment and management of the assets of an employee benefit trust.

      (b) Transfer to Investment Manager. If investment direction is transferred to an Investment Manager, the Trustee shall not be liable or responsible for any consequences arising from the Trustee's compliance with investment or management directions received by the Trustee from the Investment Manager. The Trustee shall be under no duty to question any directions of the Investment Manager, nor to review in any respect the manner in which the Investment Manager exercises its authority and discharges its duties with respect to the assets of the Trust Fund as to which it has been so appointed.

      (c) Transfer to Participants. In the event investment authority has been transferred to Participants, within the meaning of Section 404(c) of the Act, the Trustee shall not be liable or responsible for any consequences arising from the Trustee's compliance with investment instructions received by the Trustee from the Participants.

9.5 Bonding. Except as otherwise exempted by Section 412 of the Act, every fiduciary of the Plan, within the meaning of the Act, and every person who handles funds or other property of the Plan shall be bonded in accordance with
Section 412 of the Act.

9.6 Investment in Employer Securities; Voting. Notwithstanding any other provisions of the Plan or the Trust Agreement to the contrary, the Trustee shall be authorized to invest an amount



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
not in excess of one hundred percent (100%) of the fair market value of the assets of the Trust Fund, determined as of the date such investment is made, in qualifying employer securities (as defined in Section 407(d)(5) of the Act) ("Company Stock"). Company Stock, including fractional shares, allocated to a Participant's Account shall be voted by the Trustee upon written direction given to the Trustee by the Participant (or his Beneficiary, if applicable). In the absence of direction from a Participant with respect to the voting of Company Stock allocated to his Account, the Trustee shall not vote such Company Stock.

9.7 Funding Policy. The Committee shall from time to time establish a funding policy and method consistent with the objectives of the Plan and the requirements of Title I of the Act. The funding policy and method so established shall be reviewed by the Committee at least annually. In establishing and reviewing such funding policy and method, the Committee shall consider the short-term and long-term investment objectives and financial needs of the Plan, taking into account the need for liquidity to pay for benefits and the need for investment growth. All actions of the Committee in accordance with this Section
9.6 shall be communicated to the Trustee and to the Employer.

9.8   Investment Funds.

      (a) Participants' Interests in Investment Funds. The Trust Fund shall consist of one or more Investment Funds in which each Participant with any interest therein shall have an undivided proportionate interest. Each Participant's undivided proportionate interest in each Investment Fund shall be determined according to the ratio that the value of the portion of such Participant's Account which is invested in that Investment Fund bears to the total value of all Participants' Accounts (or portions of them) invested in that Investment Fund on the date of determination.




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



         (b) Addition or Deletion of Funds. The Committee shall have the right to establish additional Investment Funds and abolish Investment Funds at any time, in its Discretion, in furtherance of the funding policy and investment objectives established by the Committee.

         (c) Participant Elections. Whenever there shall exist two (2) or more Investment Funds, each Participant may elect the portion of his Account which is to be invested in each Investment Fund (or change an existing election). The election (or change of an existing election) may apply both to the existing Account balance and to future contributions and earnings thereon or, in the Committee's Discretion, a Participant may elect to apply his investment election separately to the Account and to future contributions and earnings thereon. Such election (or change in an existing election) shall be accomplished by filing election forms with the Committee at least thirty (30) days (or such other period as the Committee, in its Discretion may determine) in advance of the effective date for a change and the election (or change in an existing election) shall be effective on such date. The Committee shall establish procedures governing the percentage increments in which elections may be made, the portion of each Participant's Account which will be subject to investment by the Participant and the manner in which such elections can be made.

         (d) Implementation. The Committee may instruct the Trustee to transfer amounts among the Investment Funds in order to implement the instructions of Participants concerning investment of their Accounts.





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                                    ARTICLE X
                            TERMINATION AND AMENDMENT

10.1 Termination of Plan. It is the present intention of the Company permanently to maintain the Plan and continue to make contributions under
Section 3.1 (Time and Amount of Company Contributions); provided, however, that subject to the provisions of Section 11.2 (Nonforfeitability) and the requirements of the Act and the Code:

       (a) Pulte Home Corporation, acting through its Board of Directors, reserves the right at any time to revoke or terminate the Plan in its entirety or to partially terminate the Plan, or to terminate or temporarily or permanently suspend its liability to make contributions to the Trust. Each Company, acting through its Board of Directors, retains the right to terminate the Plan to the extent that it relates to that Company and its Employees.

       (b) In the event of any termination, partial termination or suspension under paragraph (a) above, the Company shall give such timely notice thereof to the Internal Revenue Service and the Department of Labor as may be required by provisions of the Act or Code.

       (c) In the event of any termination, partial termination or suspension under paragraph (a) above, and subject to Section 11.2 (Nonforfeitability), the right of each affected Participant (as to whom the Plan has terminated or with respect to whom a suspension has occurred) to the amount credited to his Account at the time of termination, suspension, or partial termination shall immediately be Nonforfeitable.

       (d) Termination of the Plan shall not have the effect of reducing or eliminating any protected benefit, within the meaning of Section 411(d)(6) of the Code and regulations promulgated thereunder.




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
10.2 Liquidation of Trust. In the event of termination of the Plan without establishment of a successor plan, the Trustee shall proceed as promptly as possible, subject to any directions from the Committee, to liquidate all investments, and shall thereupon determine the value of each Participant's Account under Section 4.6 (Distributable Accounts) as of the date of termination. After each such Account has been appropriately adjusted to cover any expenses of distribution and final liquidation costs, the Trustee shall pay the balance of such Account to the Participant (or, if deceased, his Beneficiary) in a lump sum. For purposes of this Section 10.2, the term "successor plan" means any other defined contribution plan (other than an employee stock ownership plan) maintained by the Employer that exists at the time the Plan is terminated or within the period ending twelve (12) months after distribution of all assets from the Plan. Such other plan shall not be treated as a successor plan, however, if fewer than two percent (2%) of the employees who are eligible under this Plan at the time of its termination are or were eligible under the other plan at any time during the twenty-four (24) month period beginning twelve (12) months before the time of the termination.

10.3 Termination of Trust. Notwithstanding termination of the Plan, the Trust shall terminate when the Trust Fund is entirely paid out and distributed in accordance with its terms and the terms of this Plan.

10.4 Amendment. Pulte Home Corporation, acting through its Board of Directors or its delegee, reserves the right at any time and from time to time, to amend the Plan, without the consent of any Participant or Beneficiary, or any other Company in any manner which it deems to be Proper, whether or not (i) for reasons of business necessity or (ii) for the purpose of causing the Plan and Trust to be Qualified or to continue to be Qualified.

       (a) No Increase in Liabilities. No such amendment, except upon written consent of the affected person, shall increase the duties or liabilities of the Trustee or the Committee, or diminish their remuneration.




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
         (b) Retroactivity Allowed. Any modification, alteration or amendment may be made effective retroactively within the limits satisfactory to the Internal Revenue Service and the Department of Labor.

         (c)   Benefits Preserved. Notwithstanding anything contained in this
Section 10.4 to the contrary, no amendment to the Plan shall decrease the Account balance of any Participant or have the effect of eliminating or reducing any protected benefit within the meaning of Section 411(d)(6) of the Code or any early retirement benefit or retirement-type subsidy or eliminating an optional form for payment of benefits with respect to benefits attributable to service accumulated prior to the amendment.

         (d) Vesting Changes. In the event the Employer adopts an amendment to the Plan which changes the Plan's vesting provisions such that the Nonforfeitable percentage of any Participant, when determined under the Plan as so amended, would at any time be less than would have been the case absent such amendment, then the following rules shall apply.

               (i) Election. Each Participant who has completed at least three (3) years of service (within the meaning of Treas. Reg. Section 1.411(a)-8T(b)(3)) shall be permitted to elect, during the election period described in (ii), to have his Nonforfeitable percentage determined without regard to such amendment.

               (ii)     Election Period. The election described in paragraph
                        (i) may be made during the period which begins not later than the date on which the Plan amendment is adopted and which ends no earlier than the latest of the following dates:

                        (A) The date which is sixty (60) days after the day the Plan amendment is adopted.



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




                           (B) The date which is sixty (60) days after the day the Plan amendment becomes effective.

                           (C) The date which is sixty (60) days after the day the Participant is issued written notice of the Plan amendment by the Employer or Plan Administrator.





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
                                   ARTICLE XI
                                  MISCELLANEOUS

11.1 No Reversions. Except as otherwise provided by Section 3.2 (Contributions Conditioned Upon Deductibility) or Section 4.3 (Limitations on Annual Contributions and Additions), the assets of the Trust shall never inure to the benefit of the Company and shall be held for the exclusive purposes of providing benefits to Participants and their Beneficiaries and defraying reasonable expenses of administering the Plan; and the Company shall not be entitled to receive or recover any part of its contributions to the Trust or the earnings thereon.

11.2 Nonforfeitability. A Participant's right to his benefits under the Plan shall be one hundred percent (100%) Nonforfeitable upon his reaching his Normal Retirement Age (if that right had not previously become one hundred percent (100%) Nonforfeitable); provided, however, that he is then employed by a member of the Employer Group.

11.3 Merger, Consolidation, Etc. In no event may the Plan be merged or consolidated with, or the assets or liabilities of the Trust Fund transferred to, any other Qualified plan, unless each Participant would (if such other Qualified plan were terminated after such merger, consolidation or transfer of assets or liabilities) receive a benefit immediately after such merger, consolidation or transfer which is not less than the benefit he would have been entitled to receive (including protected benefits within the meaning of Section 411(d)(6) of the Code and regulations promulgated thereunder) had the Plan been terminated immediately before such merger, consolidation or transfer.

11.4   Spendthrift Provision.

       (a) No Assignment Permitted. To the extent permitted by law, no benefits, payments, proceeds, claims, rights or interest of any Participant or Beneficiary in, to or under the Plan, the Trust or any part of the Trust Fund, shall be liable or subject to the debts, contracts, liabilities,



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engagements or torts of any such person, directly or indirectly, or subject to any claim of any creditor of such person, through legal process or otherwise; nor shall any such Participant or Beneficiary be able or permitted, voluntarily or involuntarily, to transfer, encumber, pledge, anticipate, alienate or assign any such benefits, payments, proceeds, claims, rights or interest, contingent or otherwise, except as provided in Section 5.3(a) (Loans to Participants) and
Section 11.4(b) (Qualified Domestic Relations Orders). It is the intention and purpose of the parties to this Plan to place the absolute title to the Trust Fund in the Trustee alone, with power and authority to pay out the same only as provided in this Plan.

       (b) Qualified Domestic Relations Orders. Notwithstanding Section 11.4(a) (No Assignment Permitted), the Trustee shall honor an assignment to, or an order to segregate assets for, or instructions to make benefit payments to a person other than a Participant or Beneficiary if the Committee so directs and the Committee has determined that there exists either (i) a domestic relations order entered before January 1, 1985 under which payments are being made or which the Committee determines should be honored or (ii) a "qualified domestic relations order", within the meaning of Section 414(p) of the Code, pursuant to which such assignment, segregation, or payment is required. The Committee shall establish written procedures for determining the existence of a "qualified domestic relations order" and for compliance by the Plan with the applicable provisions thereof.

11.5 Execution of Instruments. Except as otherwise expressly provided in this Plan, any instrument or document to be delivered or furnished by the Company shall be sufficiently executed if executed in the name of the Company by any of its officers; or, where furnished or delivered by the Committee, if executed in the name of the Committee by any member thereof; or where furnished or delivered by the Trustee, if executed as follows:

       (a) If the Trustee consists of two (2) or more persons, if executed in the Trustee's name by any such person, and




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       (b)  In the case of any corporate Trustee (whether or not the sole
Trustee), if executed as Trustee in the name of such corporation by any of its officers;

provided, further, that any Administrative Party shall be fully protected in relying upon any instrument or document so executed; and such execution shall be conclusive proof that any signature is duly authorized and that any information contained in the instrument or document is true and correct.

11.6 Company Actions. Whenever the Company under this Plan is permitted or required to do or perform any act or execute any paper or document, it shall be performed or executed at the direction of the Board of Directors of the Company, or by duly authorized officers or agents of the Company, and may be evidenced by resolutions certified by the Secretary of the Company.

11.7 Successors, Etc. This Agreement shall be binding upon, and inure to the benefit of, the Company and subject to Sections 10.1 (Termination of Plan) and
10.4 (Amendment), its successors, the Trustee and its successors, the Committee as from time to time constituted, and the Participants and Beneficiaries, their heirs, personal representatives, successors, and assigns, all in accordance with and subject to the terms of this Plan.

11.8 Miscellaneous Protective Provisions. Except as otherwise provided in this Plan or the Act:

       (a) Any Administrative Party may request and rely upon an opinion of counsel, who may or may not be counsel for the Company, and shall be fully protected for any action taken, suffered or omitted in good faith reliance upon such opinion.

       (b) No recourse under this Plan, or for any action or nonaction hereunder or for any loss or diminution of the Trust Fund, or for any payment or nonpayment of benefits, or for any other reason whatsoever relating to the Plan, shall be had by any person whomsoever against any stockholder, officer, director or Employee of the Company as such, past, present or future.



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       (c)  Where the establishment of any fact is in question, any
Administrative Party may in its Discretion accept as evidence thereof any properly executed instrument or document furnished by any other Administrative Party or such other evidence as may seem reasonable in the circumstances.

11.9   Common Control and Successorship Situations. To the extent required by
Section 414 of the Code, the following rules shall apply.

       (a) Predecessor Employers. Service with a predecessor employer shall be treated as service with the Company, and service with the Company shall be treated as service with a successor employer, if the Plan was taken over from such predecessor or is taken over by such successor, as the case may be.

       (b) Transfers Within Employer Group. For purposes of the participation and vesting provisions of the Plan, in the event that an employee of a corporation or other trade or business, whether or not incorporated, which is a member of the Employer Group is transferred to employment with the Company (or from employment with the Company to employment with a member of the Employer Group which has not adopted the Plan), his service with such member or members of the Employer Group shall be treated as service with the Company. In the event a Participant is transferred to employment by an employer which is a member of such Employer Group, the transferred Participant's employment by the Company and participation in the Plan shall not be deemed terminated by reason of such transfer, except that such transferred Participant's Account shall not be credited with any portion of the Company Contributions, Elective Deferrals, Regular Matching Contributions, Discretionary Matching Contributions or forfeitures arising with respect to a Plan Year ending within a taxable year of the Company after the taxable year in which such transfer occurred. For purposes of eligibility for benefits hereunder, a Participant so transferred shall be deemed to have severed employment with the Company at the time he is no longer employed by an employer which is a member of the Employer Group.



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
        (c) Multiple Employers. If and while the Plan is maintained by more than one employer, the participation provisions of the Plan shall be applied as if all employees of each of the employers were employed by a single employer, and the vesting provisions of the Plan shall be applied as if all such employers constituted a single employer.

11.10 Indemnification by Company. To the extent permitted by the Act, the Company shall indemnify and save harmless the Committee members and other fiduciaries of the Plan (other than the Trustee) who are officers, directors, shareholders or Employees of the Company against any liabilities incurred by them in the exercise and performance of their powers and duties under the Plan to the extent that such protection would be afforded by insurance coverage under
Section 410(b)(3) of the Act.

11.11 Employment Rights Not Enlarged. The Plan as now or may hereafter exist, shall not be construed as giving any Participant or any other person whomsoever any legal or equitable right against the Company, or as giving any Participant the right to be continued in the employ of the Company, and all Employees and all Participants shall remain subject to discharge to the same extent as if this Plan had not been adopted.

11.12 Correction of Errors and Recoupment. If any error or change in records results in any Participant or Beneficiary receiving from the Plan more or less than the amount to which he would have been entitled to receive had the records been correct or had the error not been made, the Committee shall correct the error by adjusting, as far as practicable, the future payments in such a manner that the benefits to which such person was correctly entitled shall be paid. The Committee shall be entitled to recoup amounts which are overpaid to a Participant or Beneficiary and may choose to recoup by requesting repayment from such person either in addition to or instead of adjusting future benefit payments to such person.




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
11.13 Effect of Participant's Acceptance of Payments. Acceptance by any Participant or Beneficiary of benefit payments from the Plan shall, to the extent of such payment, constitute a release of the Plan from liability in connection with such payment.

11.14 Notification of Address. Each Participant, former Participant and Beneficiary shall furnish the Committee with such information as the Committee may reasonably require. This information shall include written notice of his current post office address and any change in that address. The Company, Committee and Trustee shall be entitled to rely upon the last post office address furnished to the Committee by such person for purposes of providing notice to such person, payment of benefits or any other purpose.

11.15 Source of Benefit Payments. A Participant, Beneficiary or other person claiming benefits under the Plan shall be required to look only to the Trust for payment of his benefits and benefits are payable from the Trust only to the extent funded through the Trust. Neither the Trustee nor the Company shall have any liability to provide benefits which cannot be provided with amounts held in the Trust.




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
                                   ARTICLE XII
                               TRANSFERRED ASSETS

12.1 Right to Transfer. The Committee may, in its Discretion, direct the Trustee to accept Transferred Assets on behalf of a Participant or Covered Employee (who, for purposes of this Article XII shall be treated as if he is a Participant); provided, however, that the Transferred Assets shall be credited to the account established for the Participant to receive the Transferred Assets (his "Transferred Assets Account"). Notwithstanding the provisions of this
Article XII to the contrary, the Plan shall not accept a transfer of assets with respect to a Participant or Covered Employee directly from any plan if the transfer would cause this Plan to be a direct or indirect transferee of a plan to which Section 401(a)(11)(B) of the Code applies.

12.2 Accounting for Transferred Assets. Transferred Assets shall be credited to the Participant's Transferred Assets Account within thirty (30) days after the date they are paid to and accepted by the Trustee and shall be adjusted for distributions, loans, expenses, profits and losses (but not forfeitures) in the manner described in Section 4.4 (Periodic Adjustments to Accounts) as if such transferred portion of the Account in question were, in fact, a separate account.

12.3 Nonforfeitability of Transferred Assets. Transferred Assets shall at all times be Nonforfeitable. In the event of any circumstances giving rise to forfeiture of all or part of a Participant's Company Contribution Account, then (notwithstanding such forfeiture) he shall be entitled to receive the full amount of his Transferred Assets Account.

12.4 Distribution of Transferred Assets. Any balance in a Participant's Transferred Assets Account shall be distributed to the Participant (or his Beneficiary) either at the time and in the manner as other benefits payable to him under the Plan.




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
                                  ARTICLE XIII
                                    EXECUTION

         IN WITNESS WHEREOF, Pulte Home Corporation has caused this Plan, captioned "Pulte Home Corporation Investment Savings Plus," as amended and restated effective as of January 1, 1997, to be executed by its duly authorized officer this 31st day of March, 1998.


                                   PULTE HOME CORPORATION

                                   By:      /s/ Michael O'Brien
                                      ----------------------------
                                            Its:    Sr. V.P.
                                                ------------------





                                       99